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                                                                   EXHIBIT 2


                                                              EXECUTION COPY
                                                              --------------






                     STOCK AND ASSET PURCHASE AGREEMENT

                               BY AND BETWEEN

                                  UCB S.A.

                                     AND

                                SOLUTIA INC.

                        Dated as of December 2, 2002







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
                                                 TABLE OF CONTENTS
                                                 -----------------

RECITALS            ..............................................................................................1


ARTICLE I           THE PURCHASE AND SALE.........................................................................1

         Section 1.1.      Purchase and Sale of Shares............................................................1
         Section 1.2.      Purchase and Sale of the Purchased Assets..............................................1
         Section 1.3.      Excluded Assets........................................................................3
         Section 1.4.      Assumed Liabilities....................................................................4
         Section 1.5.      Excluded Liabilities...................................................................6

ARTICLE II          CONSIDERATION.................................................................................7

         Section 2.1.      Amount and Form of Consideration.......................................................7
         Section 2.2.      Payment of Consideration...............................................................7
         Section 2.3.      Purchase Price Adjustment..............................................................7
         Section 2.4.      Allocation of Purchase Price...........................................................9
         Section 2.5.      Designation of Subsidiary by Purchaser................................................10

ARTICLE III         THE CLOSING..................................................................................10

         Section 3.1.      Closing Date..........................................................................10
         Section 3.2.      Deliveries by Seller to Purchaser.....................................................10
         Section 3.3.      Deliveries by Purchaser to Seller.....................................................11
         Section 3.4.      Proceedings at Closing................................................................12
         Section 3.5.      Staged Closings.......................................................................12

ARTICLE IV          WARRANTIES OF SELLER.........................................................................13

         Section 4.1.      Organization and Good Standing........................................................13
         Section 4.2.      Capital Structure of Purchased Companies..............................................13
         Section 4.3.      Subsidiaries..........................................................................13
         Section 4.4.      Authorization of Agreement............................................................14
         Section 4.5.      Conflicts; Consents of Third Parties..................................................14
         Section 4.6.      Financial Statements..................................................................15
         Section 4.7.      No Undisclosed Liabilities............................................................15
         Section 4.8.      Absence of Certain Developments.......................................................16
         Section 4.9.      Taxes.................................................................................16
         Section 4.10.     Real Property.........................................................................17
         Section 4.11.     Tangible Personal Property; Personal Property Leases..................................18
         Section 4.12.     Intellectual Property.................................................................18
         Section 4.13.     Contracts.............................................................................19
         Section 4.14.     Employee Benefits.....................................................................20
         Section 4.15.     Labor.................................................................................21
         Section 4.16.     Litigation............................................................................22
         Section 4.17.     Compliance with Other Laws; Permits...................................................22
         Section 4.18.     Environmental Matters.................................................................23
         Section 4.19.     Ownership of Necessary Assets and Rights..............................................23
         Section 4.20.     Customers and Suppliers...............................................................23


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         Section 4.21.     Products..............................................................................24
         Section 4.22.     Brokers...............................................................................24
         Section 4.23.     Disclosure............................................................................24
         Section 4.24.     Disclaimers of Seller.................................................................24
         Section 4.25.     Knowledge Regarding Warranties........................................................24

ARTICLE V           WARRANTIES OF PURCHASER......................................................................25

         Section 5.1.      Organization and Good Standing........................................................25
         Section 5.2.      Authorization of Agreement............................................................25
         Section 5.3.      Consents of Third Parties.............................................................25
         Section 5.4.      Litigation............................................................................25
         Section 5.5.      Financing.............................................................................26
         Section 5.6.      Brokers...............................................................................26
         Section 5.7.      Knowledge Regarding Warranties........................................................26
         Section 5.8.      No Inducement or Reliance; Independent Assessment.....................................26

ARTICLE VI          COVENANTS OF SELLER..........................................................................26

         Section 6.1.      Access to Documents; Opportunity to Ask Questions.....................................27
         Section 6.2.      Conduct of Business...................................................................27
         Section 6.3.      Consents and Conditions...............................................................29
         Section 6.4.      Public Statements.....................................................................30
         Section 6.5.      Non-Solicitation......................................................................31
         Section 6.6.      Updating of Information...............................................................31
         Section 6.7.      Intercompany Accounts.................................................................31
         Section 6.8.      Certain Liens.........................................................................32
         Section 6.9.      Further Actions.......................................................................32
         Section 6.10.     Transfer of Assets....................................................................32
         Section 6.11.     Additional Financial Information......................................................32
         Section 6.12.     Termination of Organschaft............................................................32
         Section 6.13.     Payment of Insurance Claims or Proceeds...............................................32

ARTICLE VII         COVENANTS OF PURCHASER.......................................................................32

         Section 7.1.      Confidentiality.......................................................................33
         Section 7.2.      Public Statements.....................................................................33
         Section 7.3.      Consents and Conditions...............................................................33
         Section 7.4.      Seller's Access to Documents..........................................................34
         Section 7.5.      Further Actions.......................................................................34
         Section 7.6.      Guaranties; Letters of Credit.........................................................35
         Section 7.7.      Use of Seller's Name..................................................................35
         Section 7.8.      Bulk Sales Law........................................................................35

ARTICLE VIII        CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS..............................................35

         Section 8.1.      Accuracy of Warranties................................................................36
         Section 8.2.      Performance of Covenants..............................................................36
         Section 8.3.      Antitrust Laws........................................................................36
         Section 8.4.      No Injunctions........................................................................36
         Section 8.5.      Consents..............................................................................36

                                                        ii

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         Section 8.6.      Officer's Certificate.................................................................36
         Section 8.7.      Delivery of Documents.................................................................36
         Section 8.8.      Separation Agreements.................................................................36

ARTICLE IX          CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.................................................37

         Section 9.1.      Accuracy of Warranties................................................................37
         Section 9.2.      Performance of Covenants..............................................................37
         Section 9.3.      No Injunctions........................................................................37
         Section 9.4.      Officer's Certificate.................................................................37
         Section 9.6.      Antitrust Laws........................................................................37
         Section 9.7.      Separation Agreements.................................................................37
         Section 9.8.      Delivery of Documents.................................................................37

ARTICLE X           ADDITIONAL POST-CLOSING COVENANTS............................................................37

         Section 10.1.     Certain Employment Matters............................................................37
         Section 10.2.     Separation Agreements.................................................................42

ARTICLE XI          SURVIVAL, INDEMNIFICATION AND RELATED MATTERS................................................42

         Section 11.1.     Survival..............................................................................42
         Section 11.2.     Indemnification.......................................................................43
         Section 11.3.     Environmental Indemnification.........................................................45
         Section 11.4.     Procedures for Indemnification........................................................48
         Section 11.5.     Special Indemnification...............................................................49

ARTICLE XII         NONCOMPETITION; NONSOLICITATION..............................................................50

         Section 12.1.     Noncompetition........................................................................50
         Section 12.2.     Nonsolicitation of Employees..........................................................51
         Section 12.3.     Remedies..............................................................................51

ARTICLE XIII        TERMINATION..................................................................................52

         Section 13.1.     Termination...........................................................................52
         Section 13.2.     Procedure and Effect of Termination...................................................52

ARTICLE XIV         TAX MATTERS..................................................................................52

         Section 14.1.     Tax Indemnification...................................................................52
         Section 14.2.     Preparation and Filing of Tax Returns.................................................53
         Section 14.3.     Refunds, Credits and Carrybacks.......................................................53
         Section 14.4.     Tax Contests..........................................................................54
         Section 14.5.     Cooperation...........................................................................55
         Section 14.6.     Timing Differences....................................................................55
         Section 14.7.     Tax Treatment of Indemnification Payments.............................................56
         Section 14.8.     Additional Tax Covenant...............................................................56

ARTICLE XV          MISCELLANEOUS................................................................................56

         Section 15.1.     Certain Definitions...................................................................56
         Section 15.2.     Entire Agreement......................................................................68
         Section 15.3.     Governing Law.........................................................................68

                                                        iii

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         Section 15.4.     Jurisdiction..........................................................................68
         Section 15.5.     Expenses..............................................................................69
         Section 15.6.     Table of Contents and Headings........................................................69
         Section 15.7.     Notices...............................................................................69
         Section 15.8.     Severability..........................................................................70
         Section 15.9.     Binding Effect; No Assignment.........................................................70
         Section 15.10.    Amendments............................................................................70
         Section 15.11.    Counterparts..........................................................................70


                                            SCHEDULES [OMITTED]
                                            -------------------

                  Schedule 1.1              --       Purchased Companies
                  Schedule 1.2              --       Liens on Purchased Assets
                  Schedule 1.2(a)(i)        --       Owned Real Properties
                  Schedule 1.2(a)(ii)       --       Leased Real Properties
                  Schedule 1.2(g)           --       Excluded Telephone Numbers
                  Schedule 1.2(i)           --       Licenses
                  Schedule 1.2(j)           --       Permits Being Transferred
                  Schedule 1.3              --       Excluded Assets
                  Schedule 2.4              --       Allocation Schedule
                  Schedule 3.2(g)           --       Resigning Officers, Directors and Auditors
                  Schedule 3.5              --       Subsequent Closing Jurisdictions
                  Schedule 9.5              --       Antitrust Consents
                  Schedule 10.1(a)(i)       --       Business Employees
                  Schedule 10.1(c)(i)       --       European Actuarial Assumptions
                  Schedule 10.1(f)(i)       --       International Assignments
                  Schedule 10.1(f)(ii)      --       Third Country National Employees
                  Schedule 10.1(h)          --       Terms of Services Agreement
                  Schedule 10.2             --       Separation Agreements
                  Schedule 14.8(a)          --       Certain Acquired Companies
                  Schedule 14.8(b)          --       Actions With Respect to Certain Acquired Companies
                  Schedule 15.1(a)          --       Knowledge Officers
                  Schedule 15.1(b)          --       Material Sites
                  Schedule 15.1(c)          --       Potential Thai Tax Claim

                  Seller Disclosure Schedule


                                                EXHIBITS
                                                --------

                  Exhibit A                 --       Description of Business
                  Exhibit B [omitted]       --       Form of Assumption Agreement
                  Exhibit C [omitted]       --       Indian Orchard Lease and Manufacturing
                                                     Agreement Including Manufacturing Lease Terms
                  Exhibit D [omitted]       --       Indian Orchard Laboratory Services Agreement

                                                        iv

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                  Exhibit E [omitted]       --       Indian Orchard Laboratory and Office Space Lease
                                                     and Access Agreement
                  Exhibit F [omitted]       --       DME Supply Agreement
                  Exhibit G [omitted]       --       Adipic Acid Supply Agreement
                  Exhibit H [omitted]       --       Services and Supply Agreement (Nitro, West Virginia)
                  Exhibit I [omitted]       --       Toll Manufacturing Agreement (LaSalle, Quebec)
                  Exhibit J [omitted]       --       Umbrella Transition Services Agreement
                                            --       Services
                                            --       Term Sheet for Maryville Lease
                                            --       Consulting/Professional Services
                  Exhibit K [omitted]       --       Term Sheet for Intellectual Property License Agreement

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                                                         v

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                     STOCK AND ASSET PURCHASE AGREEMENT
                     ----------------------------------

                  STOCK AND ASSET PURCHASE AGREEMENT, dated as of December
2, 2002 (together with the Schedules and Exhibits hereto, this "AGREEMENT"), by and between UCB S.A., a corporation organized under the laws of Belgium
("PURCHASER"), and SOLUTIA INC., a Delaware corporation ("SELLER").

                  Unless otherwise indicated, capitalized terms used herein have the respective meanings set forth in Section 15.1.

                                  RECITALS

                  WHEREAS, Seller and certain of its Subsidiaries are
engaged in the business of production, manufacture and sale of resins and additives and adhesives, as more fully described on Exhibit A and including
                                                    ---------
the Acquired Companies (as defined herein) (the "BUSINESS"); and

                  WHEREAS, upon the terms and subject to the conditions hereinafter set forth, the parties desire that Seller and its Subsidiaries sell, assign and transfer to Purchaser and the Subsidiary Purchasers, and that Purchaser and the Subsidiary Purchasers purchase and acquire from Seller and its Subsidiaries, all of the right, title and interest of Seller and its Subsidiaries in and to the Purchased Shares and the Purchased
Assets, and that Purchaser assume (and cause the Subsidiary Purchasers to assume) the Assumed Liabilities.

                  NOW, THEREFORE, in consideration of the premises and the mutual warranties, covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                 ARTICLE I

                            THE PURCHASE AND SALE

                  Section 1.1. Purchase and Sale of Shares. On the terms and
                               ---------------------------
subject to the conditions set forth herein, at the Closing, Seller shall sell and deliver, or cause one or more of its Subsidiaries to sell and deliver, and Seller shall cause any of its directors, officers and employees, or those of its Subsidiaries, to sell and deliver, to Purchaser and the Subsidiary Purchasers, and Purchaser and the Subsidiary Purchasers
shall purchase, acquire and accept from Seller, or the applicable Subsidiary or Subsidiaries or directors, officers and employees, free and clear of all
Liens, except for Permitted Exceptions, legal and beneficial ownership of all of the issued and outstanding capital stock and comparable ownership interests, except as set forth on Schedule 1.1, (the "PURCHASED SHARES") of
                                  ------------
each of the companies and other entities listed on Schedule 1.1 (each, a
                                                   ------------
"PURCHASED COMPANY" and, collectively, the "PURCHASED COMPANIES"; the
Purchased Companies, collectively with their Subsidiaries, being referred to as the "ACQUIRED COMPANIES").

                  Section 1.2. Purchase and Sale of the Purchased Assets. On
                               -----------------------------------------
the terms and subject to the conditions hereof, and subject to the exclusions set forth in Section 1.3, at the Closing, Seller shall sell, assign, transfer, convey and deliver, or cause one or more of its
Subsidiaries to sell, assign, transfer, convey and deliver, to Purchaser and the Subsidiary Purchasers, and Purchaser shall, and shall cause the
Subsidiary Purchasers to, purchase, acquire


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and accept from Seller, or the applicable Subsidiary or Subsidiaries, all of the right, title and interest of Seller, or the applicable Subsidiary or
Subsidiaries, in, to and under the following assets, properties, rights, contracts and claims of Seller, or such Subsidiary or Subsidiaries, wherever located, whether tangible or intangible, real, personal or mixed, that are owned or leased by Seller or any Subsidiary of Seller, other than an
Acquired Company, on the Closing Date (collectively, the "PURCHASED
ASSETS"), free and clear of all Liens except for Permitted Exceptions or as set forth on Schedule 1.2, as and to the extent such are Related to the
             ------------
Business:

                  (a) (i) the real property listed on Schedule 1.2(a)(i)
                                                      ------------------
(the "OWNED REAL PROPERTY"), and (ii) the leases with respect to the real properties listed on Schedule 1.2(a)(ii) (the "LEASED REAL PROPERTY" and,
                     -------------------
together with the Owned Real Property, the "PURCHASED PROPERTIES");

                  (b) all buildings, structures, improvements, furnishings, furniture, fixtures, artwork, displays, display materials, signs, machinery, equipment, appliances, systems, building materials (including supplies and tools), supplies and other tangible personal property of every kind and nature whatsoever located at any of the Purchased Properties, including any of the following that are attached to any buildings, structures or improvements located on any such Purchased Property, or that are located in, on or about any such Purchased Property: all gas and electric fixtures, plumbing and heating fixtures and systems, carpeting and other floor coverings, wall coverings, decorative objects, air conditioning apparatus and systems, refrigerators, computers and all hardware and software therefor, typewriters and other office equipment, supplies and furnishings, electrical, electronic and mechanical equipment and systems used to monitor, control, maintain or operate such Purchased Property, radio, telephone, facsimile, xerography and other communications equipment and systems, marketing and advertising material (other than all "Solutia" marked sales and promotional materials and brochures) of every media (including brochures, displays, building models and videotapes), together with all receipts or other documents of title relating to any of the foregoing, together with the benefit of any deposits or payments now or hereafter made by Seller or on its behalf in connection with any of the foregoing
(collectively, the "PURCHASED EQUIPMENT");

                  (c) all raw materials, work-in-process inventories, packaging materials, finished goods inventories and other items of tangible property normally considered part of "inventory" of the Business as of the Closing (the "INVENTORY");

                  (d) all trade accounts and notes receivable and other receivables of the Business as of the Closing arising out of the sale of goods or services of the Business;

                  (e) all rights and incidents of interest of Seller or any Subsidiary of Seller as of the Closing Date in and to all Business
Contracts;

                  (f) all of the Purchased Intellectual Property and the Intellectual Property that is the subject of the Intellectual Property
License Agreement, subject to the terms thereof (the "LICENSED INTELLECTUAL
PROPERTY");

                  (g) books and records, files, papers, tapes, disks, manuals, programs, keys, reports, plans, catalogs, sales and promotional materials, data brochures, telephone numbers,

                                     2

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customer referral lists and all other printed and written materials used in the Business within two years prior to the Closing Date, or, for those materials for which a document retention period is imposed by Law, such period imposed by Law, to the extent available, other than (i) books, records and other materials that Seller or any of its Subsidiaries is required by Law to retain (copies of which, to the extent permitted by Law, will be made available to Purchaser upon Purchaser's reasonable request),
(ii) all "Solutia" marked sales and promotional materials and brochures and
(iii) those telephone numbers listed on Schedule 1.2(g);
                                        ---------------

                  (h) all rights under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with any Purchased Assets except to the extent relating to Excluded Assets or Excluded Liabilities or as to which Purchaser has been indemnified by Seller;

                  (i) the licenses listed on Schedule 1.2(i);
                                             ---------------

                  (j) the Permits issued by any Governmental Bodies held and used by Seller or its Subsidiaries listed on Schedule 1.2(j) (to the extent
                                             ---------------
permitted by applicable Law to be transferred);

                  (k) all deferred and prepaid charges, sums and fees of Seller or any of its Subsidiaries that relate to the Purchased Assets or the operation of the Business, in each case to the extent reflected on the Closing Date Balance Sheet;

                  (l) claims, or the proceeds thereof, Related to the Business under insurance policies (but not the insurance policies themselves) for damages or losses of equipment and other tangible assets occurring between December 31, 2001 and the Closing Date, which equipment or other tangible assets have not been repaired or replaced by the Closing
Date, to the extent that such claims, or the proceeds thereof, relate to reimbursement of costs and expenses incurred by Purchaser or any Acquired
Company after the Closing Date to repair or replace such equipment or other tangible assets (subject to Purchaser providing Seller reasonable documentation thereof); and

                  (m) all choses in action, causes of action or claims of any kind available to or being pursued by Seller or any of its Subsidiaries whether as plaintiff, claimant, counterclaimant or otherwise, except to the extent relating to Excluded Assets or Excluded Liabilities or as to which Purchaser has been indemnified by Seller.

                  Section 1.3. Excluded Assets. Notwithstanding anything to
                               ---------------
the contrary contained in Section 1.2, the parties hereto expressly understand and agree that Seller is not hereunder selling, assigning, transferring or conveying to Purchaser the following assets, properties, rights, contracts and claims, whether tangible or intangible, real, personal or mixed (collectively, the "EXCLUDED ASSETS"):

                  (a) all cash, cash equivalents, bank deposits, certificates of deposit or similar cash items, of Seller or any Subsidiary
(other than the Acquired Companies);

                  (b) all refunds of any Tax for which Seller is liable pursuant to Section 14.1;

                                     3

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

                  (c) any Seller Employee Benefit Plan and any trusts, insurance arrangements or other assets held pursuant to, or set aside to fund the obligations of Seller or its Subsidiaries under, any such Employee
Benefit Plan;

                  (d) any and all insurance policies, binders and claims and rights thereunder and the proceeds thereof (other than claims described in Section 1.2(l));

                  (e) any assets of Seller or any of its Subsidiaries not Related to the Business, including the performance films businesses conducted by Seller and its Subsidiaries;

                  (f) all of Seller's right, title and interest in the name
"Solutia" or part of a trade name and the trademark or service mark
"Solutia" and the "Solutia" logo, together with all of the goodwill represented thereby, or pertaining thereto;

                  (g) any inter-company receivables or inter-company loans owed to the Business from Seller or any Subsidiary (other than the Acquired
Companies);

                  (h) any receivables from the sale of Seller's alkylphenolic and terpenic resins and printing inks businesses

                  (i) all assets of the Liquidating Companies;

                  (j) the assets listed on Schedule 1.3;
                                           ------------

                  (k) all assets relating to LaSalle (other than finished goods, work in progress, raw materials and supplies, packaging materials, trade accounts and notes receivable that are Related to the Business), including all assets relating to the Eastman Agreement and the Hercules
Agreement;

                  (l) all assets relating to the Nitro, West Virginia facility (other than trade accounts and notes receivable and other receivables arising out of the sale of goods or services of the Business);

                  (m) the land at the Springfield, Massachusetts facility;
and

                  (n) all other assets, properties, rights, contracts and claims of Seller or any Subsidiary (other than the Acquired Companies) not Related to the Business, wherever located, whether tangible or intangible, real, personal or mixed to the extent not reflected on the Benchmark Balance
Sheet.

                  All references herein to the Purchased Assets or the Assets shall be deemed not to include the Excluded Assets.

                  Section 1.4. Assumed Liabilities. Simultaneously with the
                               -------------------
Closing, Purchaser shall assume and be liable for, and shall pay, perform and discharge as and when due, the following obligations and liabilities of
Seller and its Subsidiaries, as and to the extent such are Related to the
Business (collectively, the "ASSUMED LIABILITIES"):

                                     4

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

                  (a) all liabilities and obligations to the extent reflected or reserved against on the Closing Date Balance Sheet;

                  (b) all liabilities and obligations under Business
Contracts, whether accruing before or after the Closing Date;

                  (c) any and all liabilities, claims, demands, expenses, commitments or obligations of the Business, whether accruing before or after the Closing Date, whether known or unknown, fixed or contingent, asserted or unasserted, and not satisfied or extinguished as of the Closing Date;

                  (d) subject to Section 1.5(d), any Environmental Claims and other liabilities or obligations relating in any way to the Environment or Hazardous Materials related to or arising, directly or indirectly, from the operations of the Business or the use of the Purchased Assets, at any time before, on or after the Closing Date;

                  (e) all liabilities and obligations that Purchaser or any of its Subsidiaries has assumed or agreed to pay for or be responsible for pursuant to the terms hereof or the Separation Agreements;

                  (f) all liabilities and obligations arising from commitments (in the form of accepted purchase orders or otherwise) to sell products, or outstanding quotations, proposals or bids, of the Business entered into in the ordinary course;

                  (g) all liabilities and obligations arising from commitments (in the form of issued purchase orders or otherwise), or outstanding quotations, proposals or bids, to purchase or acquire raw materials, components, supplies or services, of the Business entered into in the ordinary course;

                  (h) all liabilities and obligations with respect to any return, warranty or similar liabilities relating to products of the Business that were designed, manufactured, serviced or sold on or prior to the Closing Date or that were held in the inventory, of the Business as of the Closing Date;

                  (i) all liabilities and obligations to the extent arising out of Legal Proceedings relating to or arising out of, directly or indirectly, the Business or the use, manufacture, sale, ownership, lease, operation or disposition of any of the assets or property of the Business;
and

                  (j) any liability or obligation in respect of Taxes for which Purchaser is liable pursuant to Section 14.1.

                  For the avoidance of doubt, the term "Assumed Liabilities" shall also include all liabilities and obligations of the Acquired
Companies. The parties hereto expressly understand and agree that Purchaser and the Subsidiary Purchasers shall not assume or become liable for any obligations, liabilities or indebtedness of Seller or its Subsidiaries except for those specifically assumed pursuant to this Section 1.4 or as a result of the purchase of the Purchased Shares.

                                     5

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

                  Section 1.5. Excluded Liabilities. Notwithstanding the
                               --------------------
provisions of Section 1.4, it is expressly understood and agreed that there shall be excluded from the liabilities and obligations being assumed by
Purchaser hereunder the following liabilities and obligations of Seller or any of its Subsidiaries, whether or not an Acquired Company (collectively, the "EXCLUDED LIABILITIES"), and that references herein to Assumed
Liabilities shall not include the Excluded Liabilities:

                  (a) the indebtedness for borrowed money of Seller or any of its Subsidiaries, except to the extent reflected in Closing Cash (which amount shall not be in excess of U.S.$5 million);

                  (b) any liability or obligation in respect of Taxes for which Seller is liable pursuant to Section 14.1;

                  (c) any liability or obligation for which Seller or any of its Subsidiaries (other than the Acquired Companies) is made responsible pursuant hereto or to the Separation Agreements;

                  (d) all Environmental Claims related to or arising from the operations of Seller or its Subsidiaries (other than the Acquired
Companies) or their respective predecessors or the use of their assets
(including the Purchased Assets) at the (i) Springfield, Massachusetts facility prior to the Closing Date or (ii) Nitro, West Virginia facility or LaSalle on, after or prior to the Closing Date, in each case, except to the extent set forth in the Separation Agreements (the "RETAINED ENVIRONMENTAL
LIABILITIES");

                  (e) any inter-company payables, or inter-company loans owed to the Business from Seller or any Subsidiary (other than the Acquired
Companies); and

                  (f) all liabilities or obligations of the Liquidating
Companies and all liquidator's liabilities arising out of or resulting from the liquidation of the Liquidating Companies;

                  (g) all liabilities or obligations relating to LaSalle
(except as provided in the Separation Agreements and for trade payables and sales rebates Related to the Business and liabilities and obligations under Business Contracts), including all liabilities relating to the Eastman
Agreement and the Hercules Agreement;

                  (h) all liabilities or obligations relating to the Nitro, West Virginia facility (except as provided in the Separation Agreements);

                  (i) all liabilities or obligations relating to the Springfield, Massachusetts facility (except as provided in the Separation
Agreements or as are related to the Purchased Assets at such facility or the operation thereof); and

                  (j) any liability or obligation arising in connection with or related to any violations by Seller or any of its Subsidiaries of any Competition Laws relating to or concerning rubber chemicals.

                                     6

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                                 ARTICLE II

                                CONSIDERATION

                  Section 2.1. Amount and Form of Consideration. The
                               --------------------------------
consideration to be paid by Purchaser and the Subsidiary Purchasers to
Seller in consideration of the Purchased Shares and the Purchased Assets
shall consist of:

                  (a) U.S.$500 million (the "CASH CONSIDERATION"), subject to adjustment as set forth in Section 2.3, to be paid in the manner and at the time set forth in Section 2.2; and

                  (b) the assumption on and as of the Closing Date of the Assumed Liabilities.

                  Section 2.2. Payment of Consideration. At the Closing, the
                               ------------------------
Cash Consideration, plus any applicable value added Tax, goods and services
Tax or similar Tax (collectively, "VAT") imposed on, or required to be remitted by, Seller or applicable Subsidiary or Subsidiaries as a result of the transactions contemplated hereby, shall be paid by wire transfer of immediately available funds in U.S. Dollars to an account designated by
Seller, such designation to be made in writing at least three Business Days prior to the Closing Date (provided, that, except as otherwise required by
                           --------
applicable Law, the parties shall treat the sale and purchase of the
Purchased Shares as not being subject to VAT). Seller shall have the right to direct that all or part of any payment due to it hereunder be made directly to one or more of its Subsidiaries that are conveying Purchased
Shares or Purchased Assets hereunder; provided, however, that no such
                                      --------  -------
direction shall relieve Seller of any of its responsibilities hereunder. Any such payment by Purchaser (or any Subsidiary of Purchaser designated pursuant to Section 2.5) shall be a good discharge of its obligations under this Section 2.2 and neither Purchaser nor any such Subsidiary shall be obligated to see to the application of any funds so paid.

                  Section 2.3. Purchase Price Adjustment.
                               -------------------------

                  (a) Within 90 calendar days following the Closing Date,
Seller shall prepare, or cause to be prepared (including in connection therewith conducting a physical inventory in accordance with Seller's past practices), and deliver to Purchaser a balance sheet of the Business
(including all Delayed Transfer Assets) as of the close of business on the Closing Date (assuming there will be no Subsequent Closings) (as such may be adjusted following resolution of disputes in accordance with Section 2.3(c), the "CLOSING DATE BALANCE SHEET"). The Closing Date Balance Sheet will be prepared in accordance with GAAP using the same accounting principles, procedures, policies and methods that were employed in preparing the Benchmark Balance Sheet (true and correct copies of such specific principles, procedures, policies and methods, as they have been applied to the Business, have been Made Available to Purchaser). Based on the Closing
Date Balance Sheet and this Section 2.3, Seller shall prepare a certificate setting forth a calculation of Closing Cash and of the Net Asset Value of the Business as of the Closing Date (the "CLOSING NET ASSET VALUE"). Seller shall also cause to be prepared and shall deliver to Purchaser at the same time as the foregoing an audit report of Deloitte & Touche LLP, Seller's independent public accountants, stating that the Closing Date Balance Sheet was prepared in accordance with GAAP consistently applied and presents fairly, in all material respects, the financial position of the Business as of the Closing Date.

                                     7


                  (b) During the preparation of the Closing Date Balance Sheet and the calculation of Closing Cash and Closing Net Asset Value, and the period of any dispute within the contemplation of this Section 2.3, Purchaser shall, and shall cause the Acquired Companies to: (i) provide Seller and Seller's authorized representatives with reasonable access to the books, records, facilities and employees of the Acquired Companies and the Purchased Assets; and (ii) cooperate fully with Seller and Seller's authorized representatives, including by providing on a timely basis all information necessary or useful in the calculation of Closing Cash and Closing Net Asset Value. Such access and cooperation shall be provided in accordance with the terms of Section 7.4, and Seller and Purchaser shall bear in equal proportion any direct costs associated with Purchaser's provision of such access and cooperation.

                  (c) After receipt of the calculation of Closing Cash and Closing Net Asset Value and the workpapers used in the preparation thereof, Purchaser shall have 20 Business Days to review the calculation of Closing Cash and Closing Net Asset Value and such workpapers. Purchaser and its authorized representatives shall have reasonable access to all relevant books and records and employees of Seller and its Subsidiaries to the extent reasonably required to complete their review of the calculation of Closing Cash and Closing Net Asset Value. Purchaser may dispute items reflected in the calculation of Closing Cash and Closing Net Asset Value only on the basis that such amounts were not determined in conformity with GAAP applied by Seller on a consistent basis or contain arithmetic error. Unless Purchaser delivers written notice to Seller on or prior to the 20th Business Day after Purchaser's receipt of the calculation of Closing Cash and Closing Net Asset Value specifying in reasonable detail the amount, nature and basis of all disputed items, Purchaser shall be deemed to have accepted and agreed to the calculation of Closing Cash and Closing Net Asset Value. If Purchaser so notifies Seller of its objection to the calculation of Closing Cash or Closing Net Asset Value, Purchaser and Seller shall, within 30 calendar days following such notice (the "RESOLUTION PERIOD"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive. If following resolution of any disputed amounts there do not remain in dispute amounts the aggregate net effect of which would result in an adjustment to Cash Consideration under Section 2.3(e) in excess of U.S.$1 million, then all amounts remaining in dispute shall be deemed to have been resolved in favor of the calculation of Closing Cash and Closing Net Asset Value delivered by Seller to Purchaser.

                  (d) If, at the conclusion of the Resolution Period, the net effect of all amounts remaining in dispute would result in an adjustment to Cash Consideration under Section 2.3 in excess of U.S.$1 million, then all amounts remaining in dispute shall be submitted to KPMG LLP (the "NEUTRAL AUDITORS") within ten calendar days after the expiration of the Resolution Period. Each party agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter, including customary indemnities. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne pro rata as between Seller on the one hand and Purchaser on the other, in proportion to the allocation of the dollar amount of the amounts remaining in dispute between Seller and Purchaser made by the Neutral Auditors such that the prevailing party pays the lesser proportion of the fees and expenses. The Neutral Auditors shall act as an arbitrator to determine, based solely on the provisions of this Section 2.3 and the presentations by Seller and Purchaser, and not by independent review, only those issues still in dispute and only as to whether such amounts were arrived at in conformity with GAAP and Section 2.3(a). The Neutral Auditors' determination shall be made within 30 calendar days

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

of their selection, shall be set forth in a written statement delivered to Seller and Purchaser and shall be final, binding and conclusive. The term "FINAL CLOSING CASH" shall mean the definitive Closing Cash and the term "FINAL CLOSING NET ASSET VALUE" shall mean the definitive Closing Net Asset Value, in each case, as agreed to (or deemed to be agreed to) by Purchaser and Seller in accordance with the terms of Section 2.3(c) or resulting from the determinations made by the Neutral Auditors in accordance with this
Section 2.3(d) (in addition to those items theretofore agreed to by Seller and Purchaser).

                  (e) The Cash Consideration shall be (i)(A) increased dollar for dollar to the extent that Final Closing Net Asset Value exceeds 105% of the Net Asset Value of the Business as of September 30, 2002, and
(B) decreased dollar for dollar to the extent that Final Closing Net Asset Value is less than 95% of the Net Asset Value of the Business as of September 30, 2002, and (ii)(A) increased dollar for dollar to the extent that Final Closing Cash is greater than U.S.$0 and (B) decreased dollar for dollar to the extent that Final Closing Cash is less than U.S.$0. Any adjustments to the Cash Consideration made pursuant to this Section 2.3(e) shall bear interest from the Closing Date through the date of payment at the rate of interest publicly announced by Citibank, N.A., in New York, New York, from time to time as its prime rate. Any adjustments to the Cash Consideration made pursuant to this Section 2.3(e), adjusted to reflect any increase or decrease in applicable VAT for which Purchaser is responsible, shall be paid by wire transfer of immediately available funds to the account or accounts specified by Seller, if Seller is owed payment, or to the account or accounts specified by Purchaser, if Purchaser is owed payment, within five business days after the Final Closing Cash and Final Closing Net Asset Value are agreed to by Purchaser and Seller or any remaining disputed items are ultimately determined by the Neutral Auditors.

                  Section 2.4. Allocation of Purchase Price. Prior to the
                               ----------------------------
Closing Date Purchaser and Seller shall negotiate in good faith to agree upon a schedule (the "ALLOCATION SCHEDULE") allocating the Cash Consideration and the Assumed Liabilities among the Purchased Shares and the Purchased Assets. The Allocation Schedule shall be reasonable and shall be prepared in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder and Schedule 2.4. Each party agrees that,
                                       ------------
within 15 calendar days of finalizing the agreed Allocation Schedule, it shall sign the Allocation Schedule and return an executed copy thereof to the other party. Except as otherwise required by Law or pursuant to a "determination" under Section 1313(a) of the Code (or any comparable provision of state, local or non-U.S. Law), Purchaser and Seller agree to act in accordance with the allocations contained in the Allocation Schedule for all Tax purposes and that neither of them will take any position inconsistent therewith in any Tax Returns or similar filings (including IRS Form 8594 (or any similar form required to be filed under state, local or non-U.S. Law)), any refund claim, any litigation, or otherwise. Purchaser and Seller each agree to provide the other party with any other information required to complete IRS Form 8594. In the event that Purchaser and Seller are unable to reach an agreement within 90 calendar days of the later of the Closing Date and the date on which the last purchase price adjustment, if any, is determined pursuant to Section 2.3, then any disputed items shall be resolved within the next 30 calendar days by the Neutral Auditors, whose fees shall be borne equally by Purchaser and Seller. Such determination by the Neutral Auditors shall be binding on the parties without further adjustment. The Allocation Schedule and IRS Form 8594 (or any similar form required to be filed under state, local or non-U.S. Law) shall be revised to reflect the resolution of the Neutral Auditors and, once revised, shall be final and binding on all parties without further adjustment.

                  Section 2.5. Designation of Subsidiary by Purchaser. Prior
                               --------------------------------------
to the Closing, upon at least ten calendar days written notice to Seller, Purchaser will designate a Subsidiary as the final purchaser of all the Purchased Shares of Erste Viking Resins Germany 1 GmbH at the Closing and Purchaser may designate one or more Subsidiaries as final purchasers of all the Purchased Shares of one or more other Purchased Companies at the Closing, in which event all references herein to "Purchaser" shall be deemed also to refer to any such Subsidiary, as appropriate; provided, however,
                                                      --------  -------
that no such designation shall in any event limit or affect the obligations of Seller or Purchaser hereunder; and provided, further, that Purchaser
                                      --------  -------
shall not designate any Subsidiary to acquire all the Purchased Shares of one or more Purchased Companies if (a) the designation of any such Subsidiary would require that any approval be obtained or made that would not otherwise be required, or (b) after such time as any request for, or other filing or application in connection with, any consent required to be obtained pursuant hereto has been made, if the designation of any such Subsidiary would require that such request, filing or application be made again or amended.

                                ARTICLE III

                                 THE CLOSING

                  Section 3.1. Closing Date. Except as hereinafter provided,
                               ------------
the closing of the transactions contemplated hereunder (the "CLOSING") shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, on the fifth Business Day following the date on which the last of the conditions set forth in Articles VIII and IX have been satisfied (other than those conditions that by their terms cannot be satisfied until the Closing Date or that the parties expect to be satisfied on or prior to the Closing Date) or, in the case of Article VIII, waived by Purchaser, or, in the case of Article IX, waived by Seller, or at such other place and at such other time and date as may be mutually agreed upon by Purchaser and Seller (it being understood and agreed that the parties shall use all reasonable endeavors to cause the Closing Date to occur on the last day of a calendar month). The date of the Closing is referred to herein as the "CLOSING DATE" and the Closing shall be effective as of 11:59 p.m. (St. Louis, Missouri time) on the Closing Date. The parties shall use all reasonable endeavors to cause the Closing Date to occur on January 31, 2003, subject to the satisfaction of the conditions set forth in Articles VIII and IX.

                  Section 3.2. Deliveries by Seller to Purchaser. At the
                               ---------------------------------
Closing, Seller shall deliver, or shall cause to be delivered, to Purchaser the following:

                  (a) stock certificates representing all of the Purchased Shares (other than those that are in book-entry form), in each case accompanied by stock powers duly executed in blank or other duly executed instruments of transfer as required in order to validly transfer title in and to the Purchased Shares;

                  (b) one or more bills of sale, local transfer agreements as may be necessary or desirable under applicable Law (in notarial form if required by applicable Law) or comparable instruments of transfer (including, where relevant, appropriate invoices), in customary form as may be reasonably acceptable to Seller and Purchaser (each, a "BILL OF SALE") transferring to Purchaser or the Subsidiary Purchasers, as the case may be, all of the Purchased Assets, duly executed by Seller;

                  (c) special warranty deeds, or comparable instruments of transfer, in customary form as may be reasonably acceptable to Seller and Purchaser, with respect to the Owned Real Properties owned by Seller or any of its Subsidiaries (other than Acquired Companies);

                  (d) duly executed instruments of assignment of the Real Property Leases to which Seller or any of its Subsidiaries (other than Acquired Companies) is a party, in customary form as may be reasonably acceptable to Seller and Purchaser;

                  (e) duly executed instruments of assignment or transfer of the Purchased Intellectual Property, in customary form as may be reasonably acceptable to Seller and Purchaser;

                  (f) the certificates referred to in Section 8.6 signed on behalf of Seller by the Chairman, Chief Executive Officer, President, Chief Financial Officer or any Vice President of Seller;

                  (g) the resignations of the officers, as corporate officers, and directors and auditors of the Acquired Companies set forth on
Schedule 3.2(g) (which list includes all officers and directors of the
---------------
Acquired Companies elected or appointed by Seller);

                  (h) the Separation Agreements (as defined in Section 10.2), duly executed on behalf of Seller;

                  (i) the certificate as provided for in Article 442bis of the Belgian Income Tax; and

                  (j) a certificate signed on behalf of Seller by the Chairman, Chief Executive Officer, President, Chief Financial Officer or any Vice President of Seller to the effect that (i) Seller shall have performed the covenants contained in Section 6.7, and (ii) that the Organschaft has been terminated in accordance with the provisions of Section 4.9(e), in each case, together with reasonable documentation thereof.

                  Section 3.3. Deliveries by Purchaser to Seller. At the
                               ---------------------------------
Closing, Purchaser shall deliver to Seller the following:

                  (a) the Cash Consideration by wire transfer of immediately available funds in the amount and manner provided in Section 2.2;

                  (b) a duly executed assumption of liabilities agreement or other comparable instrument of assumption, substantially in the form of Exhibit B, evidencing assumption of the Assumed Liabilities and all other
---------
instruments or documents as shall be necessary in the reasonable judgment of Seller to evidence the assumption by Purchaser or its Subsidiaries of the Assumed Liabilities;

                  (c) the certificate referred to in Section 9.4 signed by a duly authorized officer of Purchaser; and

                  (d) the Separation Agreements, duly executed by Purchaser.

                  Section 3.4. Proceedings at Closing. All proceedings to be
                               ----------------------
taken and all documents to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed simultaneously, and, except as permitted hereunder, no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

                  Section 3.5. Staged Closings. Notwithstanding anything to
                               ---------------
the contrary contained herein, in the event that the conditions set forth in Articles VIII and IX have been satisfied, except that the transfer of the Purchased Shares of entities formed under the laws of, or Purchased Assets located in, the jurisdictions listed on Schedule 3.5 require any approval of
                                        ------------
a Governmental Body under applicable Law that has not been received (such Purchased Shares and Purchased Assets, the "DELAYED TRANSFER ASSETS"), the Closing shall be effected as contemplated hereby, but not with respect to the Delayed Transfer Assets. Subsequent closings (each a "SUBSEQUENT CLOSING") with respect to Delayed Transfer Assets shall occur as soon as practicable following receipt of the applicable approvals in each applicable jurisdiction. At the applicable Subsequent Closing, Purchaser and Seller shall make such deliveries as may be necessary under applicable Law with respect to the Delayed Transfer Assets being transferred at such Subsequent Closing. From the Closing Date to the Subsequent Closing, Seller shall, with any necessary cooperation from Purchaser, preserve each Delayed Transfer Asset and hold and operate each such Delayed Transfer Asset in trust for the account of Purchaser or the applicable Subsidiary Purchaser, and Purchaser or the applicable Subsidiary Purchaser shall be liable for all obligations relating to such Delayed Transfer Assets. To the extent that Seller is not lawfully able to hold and operate any Delayed Transfer Asset in trust for the account of Purchaser as contemplated by the preceding sentence, Seller shall use all reasonable endeavors to enter into an arrangement that passes through to Purchaser the economic costs and benefits of ownership of such Delayed Transfer Assets. In connection therewith, the Business Employees in any such jurisdiction shall continue to be regarded as employees of Seller or its Subsidiaries, and any provisions of Section 10.1 shall apply to such Business Employees only as of the date of the applicable Subsequent Closing. If Solutia GOM India Coatings Materials Private Limited shall be a Delayed Transfer Asset, Seller shall take all reasonable endeavors to cause those persons that Seller has designated to be directors (or the holders of an equivalent office under the Law applicable to such entity) of Solutia GOM India Coatings Materials Private Limited to be replaced, as soon as reasonably practicable following the Closing, with such persons as Purchaser shall designate in writing to Seller.

                                 ARTICLE IV

                            WARRANTIES OF SELLER

                  Seller hereby warrants to Purchaser that, as of the date hereof, except as set forth in the Disclosure Schedule dated as of the date hereof and delivered by Seller to Purchaser (the "SELLER DISCLOSURE SCHEDULE"):

                  Section 4.1. Organization and Good Standing. Each of
                               ------------------------------
Seller and each Acquired Company is an entity duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on, in all material respects, its business as now being conducted. Each of Seller and each Acquired Company is duly qualified, authorized or licensed to conduct its business as a corporation and, if applicable, is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification, authorization or license, except where the failure to be so qualified, authorized or licensed would not materially interfere with the continued operation of the Business or of any Material Site. True and correct copies of the certificate or articles of incorporation and all amendments thereto and of the bylaws or comparable organizational documents, as amended to date, of Seller and each Purchased Company have been Made Available to Purchaser.

                  Section 4.2. Capital Structure of Purchased Companies. As
                               ----------------------------------------
of the date hereof, the authorized capital stock, or comparable equity interests, of each of the Purchased Companies and the number of shares, or other equity interests, of such capital stock that are issued and outstanding are set forth on Section 4.2 of the Seller Disclosure Schedule.
                             -----------
The Purchased Shares are duly authorized, validly issued, fully paid and nonassessable and are not subject to any preemptive or subscription rights (and were not issued in violation of any preemptive or subscription rights). Seller, directly or indirectly through one or more wholly-owned Subsidiaries of Seller, beneficially owns and has good and valid title to all the Purchased Shares, free and clear of all Liens other than Permitted Exceptions. There are no securities, warrants, options, rights or other enforceable agreements to which any of Seller, the Purchased Companies or any of their respective Subsidiaries is a party or by which any of them is bound directly or indirectly obligating any of them (a) to issue, deliver, sell, pledge or otherwise dispose of, or refrain from issuing, delivering, selling, pledging or otherwise disposing of, any shares of capital stock, or comparable equity interests, of any Acquired Company or any securities convertible into, or other rights to acquire, any shares of capital stock, or comparable equity interests, of any of the Acquired Companies, or to grant, extend or enter into any such security, warrant, option, right or other enforceable agreement, (b) to repurchase, redeem or otherwise acquire, or to refrain from repurchasing, redeeming or otherwise acquiring, any shares of capital stock, or comparable equity interests, of any Acquired Company, or to grant, extend or enter into any such security, warrant, option, right, agreement or other enforceable agreement or (c) to vote, or to refrain from voting, any shares of capital stock, or comparable voting securities, of any Acquired Company.

                  Section 4.3. Subsidiaries. All of the outstanding shares
                               ------------
of capital stock, or comparable equity interests, of each Subsidiary of the Purchased Companies are owned by the

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

Purchased Companies, by one or more wholly-owned Subsidiaries of the Purchased Companies or by one or more of the Purchased Companies and one or more wholly-owned Subsidiaries of the Purchased Companies, free and clear of all Liens other than Permitted Exceptions, and are duly authorized, validly issued, fully paid and nonassessable and are not subject to any preemptive or subscription rights (and were not issued in violation of any preemptive or subscription rights). The Purchased Companies and/or Subsidiaries concerned have good and valid title to all such shares or comparable equity interests. No Acquired Company owns, directly or indirectly, any capital stock or other ownership interests, or has any obligations to acquire any capital stock or other ownership interest, in any corporation, partnership, joint venture or other Person that is not one of the Acquired Companies.

                  Section 4.4. Authorization of Agreement. Seller has all
                               --------------------------
requisite corporate power and authority to execute and deliver (or cause to be executed and delivered) this Agreement and each other agreement, document, instrument or certificate contemplated hereby to be executed by Seller or its Subsidiaries in connection with the consummation of the transactions contemplated hereby (all such other agreements, documents, instruments and certificates required to be executed by Seller or any of its Subsidiaries being hereinafter referred to, collectively, as the "SELLER DOCUMENTS"), and to perform (or cause to be performed) fully its obligations hereunder and thereunder. The execution, delivery and performance by Seller hereof and by Seller or its Subsidiaries of each of the Seller Documents has been duly authorized by all necessary corporate action on the part of Seller or such Subsidiaries, as applicable. This Agreement has been, and each of the Seller Documents will be, on or prior to the Closing Date, duly executed and delivered by Seller and its Subsidiaries and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of Seller and its Subsidiaries, enforceable against each in accordance with its terms.

                  Section 4.5. Conflicts; Consents of Third Parties. None of
                               ------------------------------------
the execution and delivery by Seller hereof and the Seller Documents, the consummation of the transactions contemplated hereby or thereby or compliance by Seller and its Subsidiaries with any of the provisions hereof or thereof will (a) result in the breach of any provision of the certificate or articles of incorporation, by-laws or similar organizational documents of Seller or any Purchased Company; (b) violate, result in the breach or termination of, or constitute (with or without notice of lapse of time or both) a default or give rise to any right of consent, cancellation, termination or acceleration or right to increase the obligations or otherwise modify the terms under any Material Business Contract or any Contract listed in Sections 4.11(b) or 4.12(a) of the Seller Disclosure
                   ----------------    -------
Schedule; (c) constitute a material violation of any Law applicable to Seller or any Purchased Company; or (d) result in the creation or imposition of any Lien (other than any Lien in favor of Purchaser and Permitted Exceptions) upon any of the Purchased Assets or the Purchased Shares. No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Seller or any Purchased Company in connection with the execution and delivery hereof or the Seller Documents, the consummation of the transactions contemplated hereby and thereby or the compliance by Seller and its Subsidiaries with any of the provisions hereof or thereof, except (i) for such consents, waivers, approvals, Orders, Permits or authorizations of, or declarations or filings with, or notifications to, any Person or Governmental Body the failure to receive or make would not materially impair the continued operation of the Business or of any Material Site and (ii) for compliance with the applicable requirements of (x) the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR ACT"), (y) Council Regulation (EEC) No. 4064/89 of the Commission of the European Communities (the "EC REGULATION") or (z) other applicable merger control or similar Laws.

                  Section 4.6. Financial Statements.
                               --------------------

                  (a) Seller has Made Available to Purchaser true and correct copies of (i) an audited combined balance sheet of Seller's resins, additives and adhesives business, as of December 31, 2001 (the "BALANCE SHEET DATE" and such balance sheet being the "AUDITED BALANCE SHEET") and the related audited combined statement of income for the fiscal year ended as of the Balance Sheet Date (collectively with the Audited Balance Sheet, the "AUDITED FINANCIAL STATEMENTS"), (ii) the unaudited pro forma combined balance sheet of the Business as of the Balance Sheet Date (the "BENCHMARK BALANCE SHEET") and related unaudited pro forma combined statement of income of the Business for the fiscal year ended the Balance Sheet Date (collectively with the Benchmark Balance Sheet, the "BENCHMARK FINANCIAL STATEMENTS"), which Benchmark Financial Statements are based on the Audited Financial Statements and reflect solely those adjustments set forth in
Section 4.6 of the Seller Disclosure Schedule (which section also contains a
-----------
true and correct copies of (A) the Audited Financial Statements, (B) the Benchmark Financial Statements, (C) the Interim Financial Statements and
(D) the specific accounting principles, procedures, policies and methods employed by Seller in preparing the Benchmark Financial Statements and the Interim Financial Statements), and (iii) the unaudited combined balance sheet of the Business as of September 30, 2002 (the "INTERIM BALANCE SHEET") and the related unaudited combined statement of income of the Business for the nine months ended September 30, 2002 (collectively with the Interim Balance Sheet, the "INTERIM FINANCIAL STATEMENTS"). Each of the Benchmark Financial Statements and the Interim Financial Statements has been prepared by Seller in accordance with GAAP consistently applied and presents fairly, in all material respects, as applicable, the financial position and results of operations of the Business as at the dates and for the periods indicated, subject, in the case of the Interim Financial Statements, to normal year-end adjustments and the absence of footnotes.

                  (b) There are no material assets or liabilities Related to the Business (other than Excluded Assets and Excluded Liabilities) that are reflected on the September 30, 2002 consolidated balance sheet of Seller and its consolidated Subsidiaries contained in Seller's Quarterly Report on Form 10-Q filed with the United States Securities and Exchange Commission that are not reflected on the Interim Balance Sheet.

                  Section 4.7. No Undisclosed Liabilities. Seller and its
                               --------------------------
Subsidiaries did not have, as of the Balance Sheet Date, any indebtedness, obligations or liabilities Related to the Business that were required in accordance with GAAP consistently applied by Seller to be reflected, reserved against or otherwise disclosed on the Benchmark Balance Sheet that were not so reflected, reserved against or otherwise disclosed and that exceeded U.S.$1 million in the aggregate. Since the Balance Sheet Date, none of Seller or its Subsidiaries has incurred any liabilities Related to the Business other than (a) those incurred in the ordinary course of business consistent with past practice, (b) those otherwise disclosed herein or in a Schedule hereto, (c) those that are not in excess of U.S.$1 million in the aggregate, or (d) to the extent paid or extinguished prior to the Closing Date or reflected in the calculation of Closing Cash or Closing Net Asset Value.

                  Section 4.8. Absence of Certain Developments. Since the
                               -------------------------------
Balance Sheet Date, except in connection with the transactions contemplated hereby:

                  (a) The Business has been conducted in all material respects on a going concern basis in the ordinary course consistent with past practice of the last three years;

                  (b) There has not occurred any Material Adverse Effect;
and

                  (c) Seller has not made any change in the accounting practices or policies applied in the preparation of financial statements, except as required by GAAP or local accounting principles (which changes are set forth in Section 4.8(c) of the Seller Disclosure Schedule).
             --------------

                  Section 4.9. Taxes.
                               -----

                  (a) All material Tax Returns required to be filed by or with respect to the Acquired Companies or the Business for any period ending on or before the Closing Date have been or will be timely filed (taking into account any extensions validly obtained) and all such Tax Returns are complete and accurate in all material respects. All Tax liabilities have been properly accrued on a basis consistent with such Tax Returns.

                  (b) All Taxes shown to be due on such Tax Returns (or payable pursuant to any assessments with respect to such Tax Returns) have been or will be timely paid.

                  (c) There is no material action, suit, investigation, audit, claim or assessment pending, with respect to Taxes of the Acquired Companies or the Business.

                  (d) All monies required to be withheld or collected for payment by the Acquired Companies, including from employees for income Taxes, social security and other payroll Taxes have, in all material respects, been collected and/or withheld and timely paid (or are being held for payment) to the respective taxing authorities.

                  (e) Any Tax sharing agreement (which, with respect to any Subsidiary of Seller organized under the laws of Germany, shall include any profit and loss absorption agreement or contract relating to the fiscal integration of any Subsidiary) between Seller and its Affiliates (other than the Acquired Companies) on the one hand, and the Acquired Companies, on the other hand, shall be terminated on or prior to the Closing Date and, after such termination, no further payments shall be required thereunder with respect to any taxable year (whether the current year, a future year, or a past year). Any payments required by any such agreement shall be made at or prior to the termination thereof.

                  (f) From January 1, 2000, Solutia Deutschland Holding GmbH and Erste Viking Resins Germany 1 GmbH have formed, and will continue to form until a date not later than the Closing Date, a valid fiscal unity for German corporate and trade Tax purposes.

                  (g) To the extent required by applicable Law, each of the Acquired Companies is, and up to the Closing will be, duly registered for VAT purposes, and each of the Acquired Companies (and any other company that is a member of the same VAT group as such Acquired Company) has complied in all material respects with all applicable Laws and Orders relating to VAT (including, the terms of any written agreement with any taxing authority).

                  (h) Since January 1, 2002, (i) Seller has not undertaken any Tax planning strategies that are not consistent with past practice that would create new deferred Tax liabilities that would be reflected on the Closing Date Balance Sheet, and (ii) Seller has followed the Tax accounting policies with respect to deferred Tax assets and deferred Tax liabilities that Seller followed for the year ended December 31, 2001 (except to the extent arising from changes in applicable standards or applicable Law).

                  Section 4.10. Real Property.
                                -------------

                  (a) Seller or its applicable Subsidiary has good title to all Owned Real Properties and valid leasehold estates in all Leased Real Properties, in each case free and clear of all Liens except Permitted Exceptions.

                  (b) None of the Purchased Properties at a Material Site is subject to any lease, sublease, license or other agreement granting to any other Person any right to the use, occupancy or enjoyment of such Purchased Property or any part thereof, except as would not materially interfere with the continued operation of the Business at any such Material Site.

                  (c) Each Real Property Lease relating to a Material Site is in full force and effect and is valid and enforceable in accordance with its terms, and there is no material default under any such Real Property Lease either by Seller or its Subsidiaries or, to the Knowledge of Seller, by any other party thereto, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a material default by Seller or its Subsidiaries thereunder.

                  (d) Each Purchased Property at a Material Site complies in all material respects with all applicable Laws. No written notice of violation of any Law has been received by Seller or any of its Subsidiaries or has been issued by any Governmental Body with respect to any Purchased Property at a Material Site, except as would not materially interfere with the continued operation of the Business at such Material Site.

                  (e) (i) Seller or its Subsidiaries have all certificates of occupancy and other Permits of any Governmental Body necessary for the current use and operation by Seller or its Subsidiaries of each Purchased Property at a Material Site, (ii) to the Knowledge of Seller, Seller and its Subsidiaries have complied in all material respects with all applicable conditions of each Permit referred to in clause (i), and (iii) neither Seller nor any of its Subsidiaries has received any written notice of and, to the Knowledge of Seller, there is no material default or violation by Seller or any of its Subsidiaries, or an event that with the lapse of time or giving of notice or both would become a material default or violation by Seller or any of its Subsidiaries, of any Permit referred to in clause (i).

                  (f) There does not exist any actual or, to the Knowledge of Seller, threatened or contemplated condemnation or eminent domain proceedings that affect any Purchased Property at a Material Site, and Seller and its Subsidiaries have not received any written notice, or to the Knowledge of Seller, any oral notice, of the intention of any Governmental Body or other Person to take or use any Purchased Property at a Material Site.

                  Section 4.11. Tangible Personal Property; Personal
                                ------------------------------------
Property Leases.
---------------

                  (a) Seller or its Subsidiaries have good and valid title to each item of tangible personal property that constitutes a Purchased Asset having a book value in excess of U.S.$100,000 on the Benchmark Balance Sheet, free and clear of all Liens except for Permitted Exceptions.

                  (b) Section 4.11(b) of the Seller Disclosure Schedule sets
                      ---------------
forth all leases of personal property (i) included in the Purchased Assets and requiring aggregate lease payments equal to or exceeding U.S.$200,000 per annum or U.S.$500,000 in the aggregate, or (ii) the loss of which would materially impair the continued operation of the Business or of any Material Site (collectively, the "PERSONAL PROPERTY LEASES"). Seller has Made Available to Purchaser a true and correct copy of each such Personal Property Lease, including all amendments, modifications, supplements, side letters or consents materially affecting the obligations of any party thereunder.

                  (c) Except as would not materially interfere with the continued operation of the Business or of any Material Site, each Personal Property Lease is in full force and effect and is valid and enforceable in accordance with its terms, and there is no default under any Personal Property Lease either by Seller or its Subsidiaries or, to the Knowledge of Seller, by any other party thereto, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default by Seller or its Subsidiaries thereunder.

                  Section 4.12. Intellectual Property.
                                ---------------------

                  (a) Section 4.12(a) of the Seller Disclosure Schedule
                      ---------------
contains a true and correct list, as of the date hereof, of the following categories of Acquired Intellectual Property: (i) Patents; (ii) trademark and service mark registrations and applications and material unregistered Trademarks; (iii) registered Internet domain names; (iv) Outgoing IP Licenses relating to Material Intellectual Property, Patents or registered trademarks and service marks; and (v) Incoming IP Licenses of Material Intellectual Property.

                  (b) (i) Seller or its Subsidiaries are the beneficial owners of the Material Intellectual Property (other than that used under Incoming IP Licenses) and have all right, title and interest in and to such Material Intellectual Property free and clear of any Liens other than Permitted Exceptions; (ii) neither Seller nor any of its Subsidiaries is a party to any agreement that restricts or limits the use by Seller or its Subsidiaries of the Material Intellectual Property, or such rights are used pursuant to an agreement or license and each such agreement or license is valid and enforceable and in full force and effect and, to the Knowledge of Seller, Seller and its Subsidiaries are not in default under or in breach of any such license or agreement; and (iii) the consummation of the transactions contemplated hereby and by the Seller Documents will not result in the loss or impairment of any of the rights of any of the Acquired Companies in any of the Material Intellectual Property.

                  (c) None of the Material Intellectual Property is the subject of any pending or, to the Knowledge of Seller, threatened, opposition, interference, cancellation proceeding or other proceeding before any registration authority in any jurisdiction, and all registrations and applications for all such Acquired Intellectual Property are in full force and effect and have not been abandoned or withdrawn.

                  (d) (i) Neither Seller nor any of its Subsidiaries has given any notice of infringement to any third party with respect to any of the Material Intellectual Property, and no claim or controversy with respect to any such alleged infringement currently exists; (ii) to the Knowledge of the Seller, the use of the Material Intellectual Property and the manufacture, use or sale of Seller's and its Subsidiaries' products and services by Seller or any of its Subsidiaries does not violate any obligations of any Acquired Company or infringe upon any Intellectual Property of any Person and no claims of infringement of third party Intellectual Property have been asserted by any Person against Seller or any of its Subsidiaries with respect to their use of the Material Intellectual Property, or challenging or questioning the validity or effectiveness of any license or agreement relating thereto; and (iii) Seller and its Subsidiaries have not received any notice of claim that any of the Material Intellectual Property is not valid or enforceable in any country.

                  Section 4.13. Contracts. Section 4.13 of the Seller
                                ---------  ------------
Disclosure Schedule sets forth a true and correct list, as of the date hereof, of each of the following to which Seller or any of its Subsidiaries is a party, in each cased Related to the Business: (a) contract not made in the ordinary course of business, including any joint venture agreements, shareholder agreements, indemnities or guarantees; (b) contract for, or setting forth any of the terms or conditions relating to, the employment or termination of employment of any officer or employee; (c) franchise, distributorship or sales agency agreement involving annual payments in excess of U.S.$200,000 or involving annual payments in excess of U.S.$100,000 and that is not terminable without penalty within a period of 60 calendar days; (d) contract for (i) the purchase or the sale, supply or provision, of materials, supplies, services, merchandise or equipment,
(ii) research and development collaboration, (iii) Incoming IP License of Material Intellectual Property, or (iv) Outgoing IP License of Material Intellectual Property, Patents or registered trademarks and service marks, in each case, not capable of being fully performed or not terminable without penalty within a period of 60 calendar days and involving annual payments in excess of U.S.$150,000 (it being understood that as far as the agreements between any of the Acquired Companies and Infraserv GmbH are concerned, these thresholds shall be calculated on the basis of the aggregate payments made by the Acquired Companies to Infraserv GmbH); (e) agreement for the purchase or sale of any of its assets, other than in the ordinary course of business, or any shares of its subsidiaries or interests in its businesses or joint ventures; (f) non-competition agreement with any Person, other than any current or former officer or employee of Seller or one of its Subsidiaries; (g) contract relating to any indebtedness for borrowed money, guaranty, surety, line of credit or other loan or financing arrangement involving annual payments in excess of U.S.$100,000; or (h) toll manufacturing agreement involving annual payments in excess of U.S.$200,000 (those contracts required to be disclosed in such section, collectively, the "MATERIAL BUSINESS CONTRACTS"). Seller and its Subsidiaries have performed in all material respects all of the obligations required to be performed by them to date, and are not in material default under, any of the Material Business Contracts, and, to the Knowledge of Seller, no other party to one of the Material Business Contracts is in material default thereunder. Each Material Business Contract is in full force and effect and constitutes as of the date hereof the legal, valid and binding obligation of Seller or its Subsidiaries and, to the Knowledge of Seller, each other party thereto, enforceable in accordance with its terms in all material respects.

                  Section 4.14. Employee Benefits.
                                -----------------

                  (a) Section 4.14(a) of the Seller Disclosure Schedule sets
                      ---------------
forth a true and correct list, as of the date hereof, of all material written, and to the Knowledge of Seller, oral, employee benefit plans, and any other material written, and to the Knowledge of Seller, oral, incentive compensation or employee benefit plan, arrangement or agreement (including retention, change in control, severance, disability, fringe benefit, deferred compensation, bonus or other incentive compensation and stock option, purchase or other equity based plans, agreements and arrangements), but excluding payroll practices and plans, agreements and arrangements that are mandated by Law, that are sponsored or maintained by Seller or any of its Subsidiaries, to which Seller or any of its Subsidiaries contributes or is obligated to contribute, in any such case, with respect to Acquired Company Employees, Business Employees, and, solely with respect to employment with any Acquired Company, Former Acquired Company Employees (collectively, the "EMPLOYEE BENEFIT PLANS"). Section 4.14(a) of the Seller
                                              ---------------
Disclosure Schedule identifies each Employee Benefit Plan that is sponsored, maintained or contributed to solely by one or more of the Acquired Companies, or to which solely the Acquired Companies are required to contribute (collectively, the "ACQUIRED COMPANY PLANS").

                  (b) Nothing has occurred with respect to any material Acquired Company Plan in a jurisdiction other than the United States that could reasonably be expected to cause the loss of any tax approval or qualification of such plan in such jurisdiction that is material with respect to such plan.

                  (c) Except as would not have a Material Adverse Effect, all contributions, premiums and expenses required to be made by Law or by the terms of each Acquired Company Plan or any agreement relating thereto have been timely made.

                  (d) True and correct copies of the most recent plan summaries distributed to employees, if any, and all amendments or supplements thereto, with respect to each of the Employee Benefit Plans (as applicable) have been Made Available to Purchaser. In addition, true and correct copies of the most recent actuarial report and the most recent financial statements, if any, with respect to each of the Acquired Company Plans have been Made Available to Purchaser.

                  (e) There are no pending or, to the Knowledge of Seller, threatened Legal Proceedings, audits or investigations against or involving any Acquired Company Plan, the assets of any such plan or the plan administrator or fiduciary of any Acquired Company Plan (other than routine benefit claims), except for such Legal Proceedings, audits or investigations as would not reasonably be expected to result in liabilities in excess of U.S.$100,000.

                  (f) To the Knowledge of Seller, each of the material Acquired Company Plans has been maintained, operated and administered, in all material respects in accordance with its terms and all provisions of applicable Law.

                  (g) To the Knowledge of Seller, neither the execution hereof nor the consummation of the transactions contemplated hereby will (whether alone or together with any other event or events): (i) entitle any Acquired Company Employee or Business Employee at any Material Site to any increase in any compensation or benefits (including any cash or equity award or benefit); (ii) accelerate the time at which any compensation, benefits or award may become payable, vested or required to be funded in respect of any Acquired Company Employee or Business Employee at any Material Site; and
(iii) entitle any Acquired Company Employee or Business Employee at any Material Site to any additional compensation, benefits or award.

                  (h) Set forth in Section 4.14(h) is a true and correct
                                   ---------------
list, as of September 30, 2002, of the number of Acquired Company Employees and Business Employees by country of employment.

                  (i) Set forth in Section 4.14(i) is a true and correct
                                   ---------------
list, as of September 30, 2002, of the names, annual salaries, date of hire and whether or not active of all Business Employees and Acquired Company Employees.

                  Section 4.15. Labor.
                                -----

                  (a) Set forth in Section 4.15(a) of the Seller Disclosure
                                   ---------------
Schedule is a true and correct list, as of the date hereof, of each labor or collective bargaining agreement and all agreements with unions, works councils or similar organizations (including shop practices (betriebliche Ubung) in Germany or other countries and any agreements pertaining to work regulations) to which Seller or any of its Subsidiaries is a party that pertains to Acquired Company Employees or Business Employees (other than those that apply to all workers within the country in a given industry).

                  (b) No labor organization representing any Acquired Company Employees or Business Employees or group of Acquired Company Employees or Business Employees has made a pending demand against Seller or any of its Subsidiaries for recognition; and there are no representation proceedings or petitions seeking a representation proceeding presently pending against Seller or any of its Subsidiaries involving any Acquired Company Employees or Business Employees or, to the Knowledge of Seller, threatened to be brought or filed against Seller or any of its Subsidiaries Related to the Business with the United States National Labor Relations Board or any other labor relations tribunal inside or outside of the United States. There is no ongoing organizing activity involving Acquired Company Employees or Business Employees pending or, to the Knowledge of Seller, threatened by any labor organization or group of Acquired Company Employees or Business Employees.

                  (c) As of the date hereof, there are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations pending, or to the Knowledge of Seller, threatened, involving in excess of 35 Business Employees or Acquired Company Employees at any Material Site, (ii) grievances or other labor disputes or proceedings pending or threatened against or involving any

Acquired Company Employees or Business Employees, or (iii) unfair labor practice charges, grievances or complaints pending or threatened by or on behalf of any Acquired Company Employees or Business Employees, except, in the cases of clauses (ii) and (iii), which would not reasonably be expected to result in costs or liabilities in excess of U.S.$200,000.

                  (d) The Business and the Acquired Companies are in compliance in all material respects with all Laws and Orders and works council regulations Related to the Business relating to the employment of their respective employees and the engagement of their respective independent contractors, including all such Laws and Orders relating to wages, hours, collective bargaining, legal qualification of employment status, employment discrimination, immigration, disability, civil rights, rights of privacy, unfair labor practices, occupational safety and health, workers' compensation, pay equity, the collection and payment of withholding and/or social contribution taxes and similar Taxes.

                  Section 4.16. Litigation. As of the date hereof, there is
                                ----------
no material Legal Proceeding pending or, to the Knowledge of Seller, threatened against Seller or any of its Subsidiaries that challenges, or questions the validity of, this Agreement, any Seller Document or any action taken or to be taken by Seller and its Subsidiaries in connection with, or that seeks to enjoin or obtain monetary damages in respect of, the consummation of the transactions contemplated hereby or thereby. Section 4.16
                                                                 ------------
of the Seller Disclosure Schedule sets forth a true and correct list, as of the date hereof, of all pending or, to the Knowledge of Seller, threatened Legal Proceedings in which Seller or any of its Subsidiaries is a party, which would reasonably be expected to result in liabilities in excess of U.S.$100,000.

                  Section 4.17. Compliance with Other Laws; Permits.
                                -----------------------------------

                  (a) The Business is being conducted, and has been conducted for the three years prior to the date hereof, in all material respects in compliance with all applicable Laws (including Laws relating to competition, restrictive trade practices, antitrust, monopolies, merger control, fair trade and restraint of trade ("COMPETITION LAWS"), but excluding Environmental Laws and Environmental Permits, which are addressed in Section 4.18) and Orders promulgated by any Governmental Body applicable to Seller or its Subsidiaries or to the operation of the Business or the ownership or use of the Assets. To the Knowledge of Seller, there are no pending or threatened investigations or Legal Proceedings Related to the Business under any Competition Laws. Neither Seller nor any its Subsidiaries is subject to any enforceable undertaking with any Governmental Body Related to the Business under any Competition Laws, nor has any Governmental Body requested in writing that the Seller enter into any such undertaking.

                  (b) Section 4.17(b) of the Seller Disclosure Schedule
                      ---------------
lists all Permits of all Governmental Bodies or other Persons issued to Seller and its Subsidiaries and Related to the Business, which represent all Permits of all Governmental Bodies or other Persons required by the nature of the operations of the Business to permit the operation thereof in the manner in which they are currently conducted, except for such Permits the failure to have would not materially impair the continued operation of the Business or of any Material Site. As of the date hereof, all Permits listed on Section 4.17(b) are in full force and effect and none of them have
   ---------------
expired, and neither Seller nor any of its Subsidiaries has received any written notice of any and, to the Knowledge of Seller there is no, suspension, modification, revocation, cancellation or non-renewal, in whole or in part, of any Permit listed in Section 4.17(b) of the Seller Disclosure Schedule.
          ---------------

                  Section 4.18. Environmental Matters. (a) Seller and its
                                ---------------------
Subsidiaries have conducted the Business in material compliance with all applicable Environmental Laws and Environmental Permits; (b) none of the Owned Real Estate or other real properties owned or leased by the Acquired Companies contains Hazardous Materials as a result of any activity of the Seller or any of its Subsidiaries or any of its or their predecessors in amounts exceeding the levels permitted by applicable Environmental Laws or Environmental Permits, which would reasonably be expected to result in costs or liabilities in excess of U.S.$100,000; (c) since December 31, 2001, neither Seller nor its Subsidiaries has received any notices, demand letters or requests for information from any federal, state, local or foreign Governmental Body indicating that Seller or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law or Environmental Permit in connection with the ownership or operation of the Business, which would reasonably be expected to result in costs or liabilities in excess of U.S.$100,000; (d) as of the date hereof, there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or, to the Knowledge of the Sellers, threatened against the Seller or any of its Subsidiaries relating to any violation, or alleged violation, of any Environmental Law or Environmental Permit in connection with the Business, which would reasonably be expected to result in costs or liabilities in excess of U.S.$100,000; and (e) attached as Section 4.18(e)
                                                           ---------------
of the Seller Disclosure Schedule is a true and correct list of all Phase I and Phase II environmental reports Made Available to Purchaser, and, to the Knowledge of Seller, these reports constitute all Phase I and Phase II environmental reports Related to the Business prepared in the past five years and in the possession of Seller.

                  Section 4.19. Ownership of Necessary Assets and Rights.
                                ----------------------------------------
Except for (a) the Excluded Assets, (b) the Licensed Intellectual Property,
(c) the identification numbers assigned to Seller and its Subsidiaries (other than any Acquired Company) by any Governmental Body relating to environmental matters, and (d) those assets and services to be provided pursuant to the terms of the Separation Agreements, the Assets to be transferred to Purchaser or Subsidiary Purchasers at the Closing and any Subsequent Closing comprise sufficient assets, properties and rights of every type and description, real, personal and mixed, tangible and intangible, necessary to the operation of the Business as described in the Benchmark Financial Statements in all material respects.

                  Section 4.20. Customers and Suppliers. Set forth in
                                -----------------------
Section 4.20 of the Seller Disclosure Schedule is a true and correct list of
------------
(a) the ten largest customers of the Business, and (b) the ten largest suppliers of the Business, in each case, during the year ended December 31, 2001. No customer or supplier that is not listed in Section 4.20 of the
                                                    ------------
Seller Disclosure Schedule accounted for in excess of 5% of the revenues or purchases of the Business during the year ended December 31, 2001. To the Knowledge of Seller, as of the date hereof, no customer or supplier listed in Section 4.20 of the Seller Disclosure Schedule has canceled or otherwise
   ------------
terminated its relationship with the Business, or decreased or limited its purchases from or sales to the Business, in each case, in such a manner as would materially adversely affect the operations of the Business.

                  Section 4.21. Products. (a) Neither Seller nor any of its
                                --------
Subsidiaries has received any written notice of any, and to the Knowledge of Seller there is no, pending or threatened Legal Proceeding or claim by any Governmental Body or any other Person before any Governmental Body alleging any defect in any product manufactured or sold by the Business or alleging any failure to warn by the Business or any breach of warranty or alleging death, personal injury, other injury to persons or property damages relating to or arising out of, directly or indirectly, use of or exposure to any of the products (or any component thereof) designed, manufactured, serviced or sold, or services performed, by the Business, and (b) there has not been, within the past three years, any product recall conducted with respect to any product manufactured or sold by the Business, in each case, which resulted, or would reasonably be expected to result in, liabilities or costs in excess of U.S.$100,000.

                  Section 4.22. Brokers. Except for Credit Suisse First
                                -------
Boston Corporation, no Person has acted directly or indirectly as a broker, finder or financial advisor for Seller in connection with the negotiations relating to or the transactions contemplated hereby and no Person is entitled to any fee or commission or like payment in respect thereof from Purchaser based in any way on any agreement, arrangement or understanding made by or on behalf of Seller. Seller is solely responsible for the fees and expenses of Credit Suisse First Boston payable in connection with the transactions contemplated hereby.

                  Section 4.23. Disclosure. Seller has Made Available to
                                ----------
Purchaser copies of all agreements and documents listed in the Seller Disclosure Schedule, and all such agreements and documents are true and correct in all material respects.

                  Section 4.24. Disclaimers of Seller. EXCEPT AS EXPRESSLY
                                ---------------------
SET FORTH HEREIN OR IN ANY SEPARATION AGREEMENT, (A) SELLER EXCLUDES AND DISCLAIMS ALL WARRANTIES WITH RESPECT TO THE BUSINESS OR THE PURCHASED ASSETS, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF SATISFACTORY QUALITY AND FITNESS FOR A PARTICULAR PURPOSE, AND (B) SELLER MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE MEMORANDA, PRESENTATIONS, REPORTS, SELLER'S LONG RANGE PLAN OR ANY OTHER DOCUMENT CONTAINING FINANCIAL FORECASTS OR PROJECTIONS OR OTHER INFORMATION FURNISHED BY SELLER OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES. NOTHING HEREIN SHALL EXCLUDE OR LIMIT SELLER'S LIABILITY FOR (I) FRAUD OR THE TORT OF DECEIT; (II) DEATH OR PERSONAL INJURY CAUSED BY THE SELLER'S NEGLIGENCE OR ITS FAILURE TO EXERCISE REASONABLE SKILL AND CARE; (III) ANY BREACH OF THE OBLIGATIONS IMPLIED BY S.12 SALE OF GOODS ACT 1979 OR S.2 SUPPLY OF GOODS AND SERVICES ACT 1982; OR (IV) ANY OTHER LIABILITY THAT CANNOT BE EXCLUDED OR LIMITED BY APPLICABLE LAW. ALL THE LIMITATIONS ON LIABILITY IN THIS
SECTION 4.24 ARE SEPARATE AND SEVERABLE PROVISIONS HEREOF.

                  Section 4.25. Knowledge Regarding Warranties. Seller is
                                ------------------------------
not aware of any actual breach of any warranties of Purchaser herein or in the Purchaser Documents.

                                 ARTICLE V

                           WARRANTIES OF PURCHASER

                  Purchaser hereby warrants to Seller that:

                  Section 5.1. Organization and Good Standing. Purchaser is
                               ------------------------------
a corporation duly organized, validly existing and in good standing under the laws of Belgium. Each Subsidiary Purchaser is an entity duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization.

                  Section 5.2. Authorization of Agreement. Purchaser has all
                               --------------------------
requisite corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated hereby or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (all of such agreements, documents, instruments and certificates required to be executed by Purchaser and any of its Subsidiaries being hereinafter referred to, collectively, as the "PURCHASER DOCUMENTS"), and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by Purchaser hereof and by Purchaser or the Purchaser Subsidiaries of each Purchaser Document has been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been, and each of Purchaser Documents will be, on or prior to the Closing Date, duly executed and delivered by Purchaser or the Purchaser Subsidiaries and (assuming the due authorization, execution and delivery by the other parties hereto) this Agreement constitutes, and each of Purchaser Documents when so executed and delivered will constitute, the legal, valid and binding obligations of Purchaser and the Purchaser Subsidiaries, enforceable against Purchaser in accordance with its terms.

                  Section 5.3. Consents of Third Parties. None of the
                               -------------------------
execution and delivery by Purchaser hereof and Purchaser Documents, the consummation of the transactions contemplated hereby or thereby or the compliance by Purchaser or the Purchaser Subsidiaries with any of the provisions hereof or thereof will (a) result in the breach of, any provision of the certificate or articles of incorporation, by-laws or similar organizational documents of Purchaser or any Purchaser Subsidiary or
(b) violate, result in the breach of, or constitute a default under any Order by which Purchaser or any of their properties or assets is bound or subject. No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Purchaser or any Purchaser Subsidiary in connection with the execution and delivery hereof or Purchaser Documents, the consummation of the transactions contemplated hereby and thereby or the compliance by Purchaser and the Purchaser Subsidiaries with any of the provisions hereof or thereof, except for compliance with the applicable requirements of the HSR Act or the EC Regulation and other applicable merger control or similar Laws and the receipt of appropriate Permits by Purchaser to conduct the business and operate the Assets.

                  Section 5.4. Litigation. As of the date hereof, there is
                               ----------
no material Legal Proceeding pending or, to the best knowledge, after due investigation, of Purchaser, threatened against Purchaser or any Purchaser Subsidiary that challenges, or questions the validity of, this Agreement, the Purchaser Documents or any action taken or to be taken by Purchaser and any

Purchaser Subsidiaries in connection with, or that seeks to enjoin or obtain monetary damages in respect of, the consummation of the transactions contemplated hereby or thereby.

                  Section 5.5. Financing. On the date hereof, Purchaser has
                               ---------
sufficient cash resources available to pay the Cash Consideration, and on the Closing Date, Purchaser will have sufficient immediately available cash to pay the Cash Consideration.

                  Section 5.6. Brokers. Except for Bear, Stearns & Co., no
                               -------
Person has acted directly or indirectly as a broker, finder or financial advisor for Purchaser in connection with the negotiations relating to or the transactions contemplated hereby and no Person is entitled to any fee or commission or like payment in respect thereof from Seller based in any way on agreements, arrangements or understandings made by or on behalf of Purchaser. Purchaser is solely responsible for all fees and expenses of Bear Stearns payable in connection with the transactions contemplated hereby.

                  Section 5.7. Knowledge Regarding Warranties. Purchaser is
                               ------------------------------
not aware of any actual breach of warranty of Seller contained herein or in the Seller Documents.

                  Section 5.8. No Inducement or Reliance; Independent
                               --------------------------------------
Assessment.
----------

                  (a) With respect to the Purchased Assets, the Business or any other rights or obligations to be transferred hereunder or under the Separation Agreements or pursuant hereto or thereto, Purchaser has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Seller, any Affiliate of Seller, or any agent, employee, attorney or other representative of Seller representing or purporting to represent Seller that are not expressly set forth herein or in the Separation Agreements (including the Schedules and Exhibits hereto and thereto), whether or not any such representations, warranties or statements were made in writing or orally (other than the documents and information Made Available to Purchaser), and that (in the absence of fraud) Purchaser will not have any right or remedy arising out of any such representation, warranty or statement.

                  (b) Purchaser acknowledges that, except as explicitly set forth herein, neither Seller nor any of its Affiliates has made any warranty, express or implied, as to the prospects of the Business or its profitability for Purchaser, or with respect to any forecasts, projections or business plans prepared by or on behalf of Seller and delivered to Purchaser in connection with Purchaser's review of the Business and the negotiation and the execution hereof, and that (in the absence of fraud) Purchaser shall not have any right or remedy arising out of any such representation, warranty or statement.

                                 ARTICLE VI

                             COVENANTS OF SELLER

                  From and after the date hereof and until the Closing (except with respect to Sections 6.3(b) and 6.9, which shall survive the Closing in accordance with their terms), Seller hereby covenants and agrees that:

                  Section 6.1. Access to Documents; Opportunity to Ask
                               ---------------------------------------
Questions. Seller shall, and shall cause its Subsidiaries to, afford to
---------
representatives of Purchaser reasonable access to its senior management to answer Purchaser's questions concerning the business operations and affairs of the Business, corporate records, books of accounts, Business Contracts, financial statements and all other documents Related to the Business reasonably requested by Purchaser and shall permit Purchaser and its Representatives reasonable access to the Purchased Properties; provided,
                                                               --------
that in each case, such access shall be given at reasonable times and upon reasonable notice and without undue interruption to Seller's business or personnel. Notwithstanding the foregoing, nothing contained herein shall permit Purchaser to conduct any soil, groundwater or other intrusive sampling. All requests for access shall be made to such representatives of Seller as Seller shall designate, who shall be solely responsible for coordinating all such requests and access thereunder.

                  Section 6.2. Conduct of Business. Until the Closing Date,
                               -------------------
Seller shall, and shall cause its Subsidiaries to, solely with respect to the operation of the Business (unless Purchaser shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed) or except as otherwise contemplated hereby or as disclosed in
Section 6.2 of the Seller Disclosure Schedule (it being understood and
-----------
agreed that Section 6.2 of the Seller Disclosure Schedule shall not be
            -----------
subject to update as provided in Section 6.6)) preserve the Business as a going concern, and in particular (but not limited to):

                  (a) (i) operate in the ordinary course in all material respects consistent with past practice, (ii) preserve its present material business operations, organization and goodwill, (iii) keep available the services of its present officers and key employees, (iv) preserve its present relationships with Persons having business dealings with it and
(v) except for changes resulting from transactions in the ordinary course, keep the level of its inventories, supplies, accounts receivable and accounts payables consistent in all material respects with past practice;

                  (b) (i) maintain its assets and properties in all material respects in accordance with Seller's maintenance policies and procedures in effect as of the date hereof, and (ii) maintain insurance upon its assets and properties in such amounts and of such kinds comparable in all material respects to that in effect as of the date hereof on such properties and with respect to such operation;

                  (c) maintain its books, accounts and records in the ordinary course, on a basis consistent in all material respects with past practice;

                  (d) except in the ordinary course of business or as required by Law, or as required by any contractual obligation or other understanding or arrangement disclosed in Section 6.2(d) of the Seller
                                          --------------
Disclosure Schedule, (i) not increase the rate of compensation payable or to become payable to any Acquired Company Employees or Business Employees,
(ii) not enter into any new, or amend any existing, Acquired Company Plan, and (iii) not enter into any new, or amend any existing Seller Employee Benefit Plan;

                  (e) except in the ordinary course of business consistent with past practice or as otherwise provided for herein or contemplated hereby (i) not enter into any new, or modify the terms of any existing, Material Business Contract; (ii) not mortgage, pledge or subject to any new Lien (other than Permitted Exceptions) any of the material Assets or the Purchased Shares; (iii) not sell, assign, transfer, convey, lease or otherwise use or dispose of any of the material Assets or any of the shares of capital stock of the Acquired Companies; provided, however, that anything
                                            --------  -------
in this Section 6.2 to the contrary notwithstanding, but subject to Section 11.5, Seller shall be permitted to transfer, or to cause its Subsidiaries to transfer, the shares of (A) Erste Viking Resins Germany 1 GmbH or (B) any Liquidating Company, to Seller or any of its Subsidiaries (other than an Acquired Company); (iv) not cancel or compromise any material debt or claim or waive or release any material right Related to the Business; (v) not make or enter into any new commitment to make any capital expenditure in excess of U.S.$100,000 individually or U.S.$500,000 in the aggregate; or (vi) not enter into, or renew, any collective bargaining agreement, "shop agreement," or equivalent union or works council agreement except for negotiations and renewals of existing agreements expiring in accordance with their terms;

                  (f) maintain or cause to be maintained the Acquired Intellectual Property in accordance with Seller's existing policies and procedures consistently applied;

                  (g) comply in all material respects with all Laws to which it is subject;

                  (h) not settle any pending litigation or obtain any releases of threatened actions or proceedings in each case, in excess of U.S.$100,000 individually or U.S.$250,000 in the aggregate;

                  (i) not accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice;

                  (j) not delay or accelerate payment of any accounts payable or other liabilities beyond or in advance of their due dates or the dates when such liabilities would have been paid in the ordinary course of business consistent with past practice;

                  (k) not make any change in the accounting practices or policies applied in the preparation of financial statements, except as required by GAAP;

                  (l) promptly notify Purchaser of any (i) losses or damages suffered by Seller with respect to property and assets having an individual replacement cost of more than U.S.$100,000 or an aggregate replacement cost of more than U.S.$500,000 or that would have a Material Adverse Effect, whether or not such losses or damages are covered by insurance and
(ii) Legal Proceeding commenced by or against Seller or any of its Subsidiaries Related to the Business or any Legal Proceeding commenced or, to the Knowledge of Seller, threatened in writing, against Seller or any of its Subsidiaries relating to the transactions contemplated hereby;

                  (m) not amend its organizational documents in a manner that, or, except as required by Law, assist in any shareholder action (whether by action in writing, at a special or extraordinary meeting or otherwise) that, prohibits or delays the transactions contemplated hereby;

                  (n) not issue any capital stock of any Acquired Companies, or any securities convertible into, or other rights to acquire, any shares of capital stock of any of the Acquired Companies;

                  (o) account for, make appropriate filings with respect to (in the ordinary course of business), and pay when due, all Taxes, assessments and other governmental charges against the Assets or in respect of the Business;

                  (p) except as reasonably required to facilitate the transactions contemplated hereby, not agree to permit any Person employed by Seller or its Subsidiaries other than in connection with the Business to be transferred to a job Related to the Business or to cause any Person employed in a job Related to the Business to transfer employment to another position with Seller or any Affiliate of Seller that is not Related to the Business;

                  (q) (i) not undertake any Tax planning strategies that are not consistent with past practice that would create new deferred Tax liabilities that would be reflected on the Closing Date Balance Sheet, and
(ii) follow the Tax accounting policies with respect to deferred Tax assets and deferred Tax liabilities that Seller followed for the year ended December 31, 2001 (except to the extent required by changes in applicable standards or applicable Law); and

                  (r) not agree to take any action or actions prohibited by any of the foregoing clauses (a) through (q).

                  Section 6.3. Consents and Conditions.
                               -----------------------

                  (a) Seller shall take, or cause to be taken, all reasonable endeavors, and to do, or cause to be done, and to assist and cooperate with Purchaser in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable, including, but not limited to: (i) obtaining all necessary consents, approvals or waivers from, engaging in any required consultation with, and giving any necessary notifications to, third parties (including works councils); (ii) making all registrations and filings with, and obtaining all necessary actions or non-actions, waivers, consents and approvals from, all Governmental Bodies (including those in connection with the HSR Act and the EC Regulation) and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, a Governmental Body; (iii) responding to any information requests from the European Commission and/or the United States as soon as possible; and (iv) defending any Legal Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any Governmental Body vacated or reversed.

                  (b) If any consent of a third party that is required in order to assign or transfer any Contract or Permit, or any claim, right or benefit arising thereunder or resulting therefrom, is not obtained prior to the Closing Date, or if an attempted assignment would be ineffective or would adversely affect the ability of Seller to convey its interest in question to Purchaser, Seller will cooperate with Purchaser in any lawful arrangement to provide that Purchaser shall receive the interest of Seller in the benefits under any such Contract or Permit, and Purchaser shall be responsible for the liabilities and obligations under such Contract or Permit, until such consent is obtained. Nothing herein shall be construed as an attempt to assign any Contract or Permit that is by its terms non-assignable without the consent of the other party thereto. This Section 6.3(b) is not intended to limit Purchaser's right under Section 8.6 not to consummate the transactions contemplated hereby in the event the condition contained therein is not satisfied.

                  (c) Seller shall keep Purchaser reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing Purchaser with copies of notices or other communications received by Seller or by any of its Subsidiaries from any third party and/or any Governmental Body with respect to the transactions contemplated hereby. Purchaser and Seller shall each promptly furnish to the other such necessary information and reasonable assistance as the other party may request in connection with the foregoing and shall each promptly provide counsel for the other party with copies of all filings made by such party, and all correspondence between such party (and its advisors) and any Governmental Body and any other information supplied by such party and such party's Affiliates to a Governmental Body in connection herewith and the transactions contemplated hereby; provided,
                                                              --------
however, that Purchaser and Seller may, as each deems advisable and
-------
necessary, reasonably designate any competitively sensitive material provided to the other as "outside counsel only," and materials may be redacted (i) to remove references concerning the valuation of the Business and (ii) as necessary to comply with contractual arrangements. Materials designated as for "outside counsel only" and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Purchaser or Seller, as the case may be) or its legal counsel. Each party shall, subject to applicable Law, permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Body. Purchaser and Seller agree not to participate, or to permit their affiliates to participate, in any substantive meeting or discussion, either in person or by telephone, with any Governmental Body in connection herewith and the transactions contemplated hereby unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Body, gives the other party the opportunity to attend and participate; provided,
                                                           --------
however, that Seller shall not be deemed to have breached this covenant if
-------
(A) Seller uses efforts reasonable under the circumstances to contact Purchaser or its representatives, but is nonetheless unable to reach Purchaser or its representatives prior to the time at which such Governmental Body proposes to conduct such meeting or discussion or (B) any such designated representatives are unable to participate in such meeting at such proposed time.

                  (d) Seller shall take all reasonable endeavors to ensure that the Subsequent Closings (if any) shall take place as soon as practicable after the Closing Date, and in any event no later than 90 days after the Closing Date.

                  Section 6.4. Public Statements. Before Seller shall issue
                               -----------------
any press release or otherwise make any public statement concerning this Agreement or the transactions contemplated hereby, Seller shall so advise and cooperate with Purchaser and shall not release such information without Purchaser's consent (which consent shall not be unreasonably withheld, conditioned or delayed), unless (a) such information is otherwise publicly available other than as a result of a disclosure by Seller made in breach of this Section 6.4 or (b) the release thereof is, in the reasonable judgment of Seller, required by any Law (including any rule of any securities exchange on which Seller's securities are traded) or Order to which Seller is bound or subject; provided, in the case of this clause (b), that Seller take all reasonable
--------
endeavors to notify Purchaser prior to making any such disclosure and shall restrict such disclosure to the minimum required by Law (in the reasonable judgment of Seller).

                  Section 6.5. Non-Solicitation. Seller covenants that from
                               ----------------
the date hereof it will not, and will not permit any of its Subsidiaries and its and their respective Representatives to, (a) solicit, assist, initiate, facilitate or encourage any inquiries, proposals, offers or bids from any other party relating to the Acquired Companies, the Purchased Shares, the Assets (other than as permitted under Section 6.2) or the Business, or
(b) participate in any discussions or negotiations regarding, or furnish or cause to be furnished to any Person any non-public information relating to the Acquired Companies, the Purchased Shares, the Assets or the Business, other than in the ordinary course of business consistent with past practice. Seller covenants that from the date hereof through the Closing Date, it will not, directly or indirectly, enter into or authorize, or permit any of its Representatives or Affiliates to enter into, any agreement or agreement in principle with any third party for the acquisition of any of the Purchased Shares or the Assets (other than as permitted under Section 6.2) (an "ACQUISITION TRANSACTION"). Notwithstanding the foregoing, nothing contained herein shall prevent Seller from (a) making, soliciting, assisting, initiating, facilitating or encouraging any inquiries, proposals, offers or bids from any other party relating to Seller, (b) participating in any discussions or negotiations regarding, or furnishing or causing to be furnished to any Person, any non-public information relating to Seller, or
(c) entering into an agreement relating to a Change in Control of Seller; provided, in each case, that such action shall not prevent or materially
--------
delay the transactions contemplated hereby.

                  Section 6.6. Updating of Information. Seller shall, as
                               -----------------------
soon as reasonably practicable after it obtains knowledge thereof prior to the Closing Date, deliver to Purchaser any information concerning a change or any event occurring subsequent to the date hereof and prior to the Closing Date that causes any Schedule or Section of the Seller Disclosure Schedule to become incorrect or incomplete in any material respect or to otherwise correct or amend any Schedule or Section of the Seller Disclosure Schedule to reflect such change or event, it being understood and agreed that the delivery of such information shall not in any manner constitute a waiver by Purchaser of any of the conditions precedent to the Closing hereunder, including the condition contained in Section 8.1; provided,
                                                             --------
however, that in determining whether there is a breach of any warranty
-------
contained in Article IV for purposes of the indemnification to be provided by Seller pursuant to Article XI, such warranty shall not be qualified by any information provided pursuant to this Section 6.6, unless (a) Seller stipulates that such information would prevent the condition set forth in
Section 8.1 from being satisfied, and (b) Purchaser waives the satisfaction of the condition set forth in Section 8.1 with respect to such information.

                  Section 6.7. Intercompany Accounts. Effective as of the
                               ---------------------
Closing Date, all intercompany receivables, payables and loans then existing between Seller or any of its Subsidiaries that is not an Acquired Company, on the one hand, and the Acquired Companies, on the other hand, shall be settled, including by way of capital contribution (with respect to intercompany payables or loans due to Seller or any of its Subsidiaries that is not an Acquired Company) or by way of dividend in kind (with respect to intercompany payables or loans owed by Seller or any of its Subsidiaries that is not an Acquired Company or investments by the Acquired Companies); provided, that all Taxes arising
                                        --------
from any such settlement shall be borne by the Seller in accordance with
Section 14.1.

                  Section 6.8. Certain Liens. Seller shall cause all Liens
                               -------------
on Purchased Assets or on the shares or other equity interests of any Acquired Company securing indebtedness of Seller or any of its Subsidiaries under Seller's Second Amended and Restated Credit Agreement, dated as of July 25, 2002, to be removed as of the Closing or promptly thereafter, and Seller shall indemnify Purchaser or its Subsidiaries for any Losses arising out of or resulting from the fact that any such removal did not occur as of the Closing.

                  Section 6.9. Further Actions. Seller, whether before, at
                               ---------------
or after the Closing, shall execute and deliver such instruments and take such other actions as may reasonably be required to (a) carry out the intent hereof and of the Separation Agreements and (b) consummate the transactions contemplated hereby and thereby.

                  Section 6.10. Transfer of Assets. Except for (a) the
                                ------------------
Excluded Assets, (b) the Licensed Intellectual Property, (c) the identification numbers assigned to Seller and its Subsidiaries (other than any Acquired Company) by any Governmental Body relating to environmental matters, and (d) those assets and services to be provided pursuant to the terms of the Separation Agreements, at the Closing and any Subsequent Closing, Seller and its Subsidiaries shall transfer to Purchaser or Subsidiary Purchasers assets that comprise sufficient assets, properties and rights of every type and description, real, personal and mixed, tangible and intangible, necessary to the operation of the Business as described in the Benchmark Financial Statements in all material respects.

                  Section 6.11. Additional Financial Information. Seller
                                --------------------------------
shall furnish to Purchaser, by January 24, 2003, an unaudited balance sheet of the Business as of December 31, 2002 prepared on a consistent basis with the Interim Balance Sheet.

                  Section 6.12. Termination of Organschaft. Seller shall
                                --------------------------
take commercially reasonable endeavors to terminate the Organschaft between Solutia Deutschland Holding GmbH and Erste Viking Resins Germany 1 GmbH effective as of December 31, 2002.

                  Section 6.13. Payment of Insurance Claims or Proceeds.
                                ---------------------------------------
Seller shall transfer to the Purchaser or the relevant Acquired Company the claims or proceeds referred to in Section 1.2(l) within ten Business Days following receipt by Seller of the documentation referred to in such section.

                                ARTICLE VII

                           COVENANTS OF PURCHASER

                  From and after the date hereof and until the Closing (except with respect to Sections 7.4, 7.5, 7.6, 7.7 and 7.8, which shall survive the Closing in accordance with their terms), Purchaser hereby covenants and agrees that:

                  Section 7.1. Confidentiality. Any information provided to
                               ---------------
Purchaser or its representatives pursuant hereto shall be held in accordance with, and shall be subject to the terms of, the Confidentiality Agreement. As of the Closing Date, the Confidentiality Agreement shall terminate and cease to be of effect.

                  Section 7.2. Public Statements. Before Purchaser shall
                               -----------------
issue any press release or otherwise make any public statement concerning this Agreement or the transactions contemplated hereby, Purchaser shall so advise and cooperate with Seller and shall not release such information without Seller's consent (which consent shall not be unreasonably withheld, conditioned or delayed), unless (a) such information is otherwise publicly available other than as a result of a disclosure by Purchaser made in breach of this Section 7.2 or (b) the release thereof is, in the reasonable judgment of Purchaser, required by any Law (including any rule of any securities exchange on which Purchaser's securities are traded) or Order to which Purchaser is bound or subject; provided, in the case of this clause
                                     --------
(b), that Purchaser shall take all reasonable endeavors to notify Seller prior to making any such disclosure and shall restrict such disclosure to the minimum required by Law (in the reasonable judgment of Purchaser).

                  Section 7.3. Consents and Conditions.
                               -----------------------

                  (a) Purchaser shall use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Seller in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable, including, but not limited to: (i) obtaining all necessary consents, approvals or waivers from, and giving any necessary notifications to, third parties; (ii) making all registrations and filings with, and obtaining all necessary actions or non-actions, waivers, consents and approvals from, all Governmental Bodies (including those in connection with the HSR Act and the EC Regulation) and using all reasonable best efforts to obtain an approval or waiver from, or to avoid an action or proceeding by, a Governmental Body; (iii) responding to any information requests from the European Commission and/or the United States as soon as possible; and (iv) defending any Legal Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order or preliminary or permanent injunction entered by any Governmental Body vacated or reversed. In furtherance of, and without in any way limiting, the foregoing, Purchaser shall use all reasonable best efforts to avoid the issuance of a Request for Additional Information and Documentary Material ("SECOND REQUEST") under 15 U.S.C. Section 18a(e)(2) in the United States or the issuance of a decision under Article 6(1)(c) of the EC Regulation initiating a "Second Phase" investigation ("SECOND PHASE").

                  (b) Purchaser shall keep Seller reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing Seller with copies of notices or other communications received by Purchaser or by any of its Subsidiaries from any third party and/or any Governmental Body with respect to the transactions contemplated hereby. Purchaser and Seller shall each promptly furnish to the other such necessary information and reasonable assistance as the other party may request in connection with the foregoing and shall each promptly provide counsel for the other party with copies of all filings made by such party, and all correspondence between such party (and its advisors) and any Governmental Body and any other information supplied by such party and such party's Affiliates to a Governmental Body in connection herewith and the transactions contemplated hereby; provided, however, that Purchaser and
                                      --------  -------
Seller may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other as "outside counsel only," and materials may be redacted (i) to remove references concerning the valuation of the Business and (ii) as necessary to comply with contractual arrangements. Materials designated as for "outside counsel only" and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Purchaser or Seller, as the case may be) or its legal counsel. Each party shall, subject to applicable Law, permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith, the views of the other party in connection with, any proposed written communication to any Governmental Body. Purchaser and Seller agree not to participate, or to permit their affiliates to participate, in any substantive meeting or discussion, either in person or by telephone, with any Governmental Body in connection herewith and the transactions contemplated hereby unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Body, gives the other party the opportunity to attend and participate (in the case of Seller, as an observer); provided, however, that Purchaser shall not be deemed to have
              --------  -------
breached this covenant if (A) Purchaser uses efforts reasonable under the circumstances to contact Seller's designated representatives at Van Bael & Bellis and Wachtell, Lipton, Rosen & Katz, but is nonetheless unable to reach any such designated representatives prior to the time at which such Governmental Body proposes to conduct such meeting or discussion or (B) any such designated representatives are unable to participate in such meeting or discussion at the proposed time.

                  (c) Purchaser shall take all reasonable endeavors to ensure that the Subsequent Closings (if any) shall take place as soon as practicable after the Closing Date and, in any event, no later than 90 days after the Closing Date.

                  Section 7.4. Seller's Access to Documents. Purchaser
                               ----------------------------
shall, and shall cause its Subsidiaries to, afford to Seller's Representatives, upon reasonable notice and without undue interruption to Purchaser's business, access during normal business hours to the books and records of the Business pertaining to the operations of the Business prior to the Closing Date for a period of five years (or such longer period as may necessary to enable Seller to comply with provisions of applicable Law) following the Closing Date in connection with financial statements and U.S. Securities and Exchange Commission reporting obligations, Excluded Liabilities, Excluded Assets and other reasonable business purposes provided that nothing herein shall limit Seller's rights of discovery. Purchaser agrees to hold all of the books and records of the Business existing on the Closing Date or included in the Purchased Assets in accordance with Purchaser's standard record retention policies provided that Purchaser shall not destroy, alter or dispose of any of such books and records for a period of ten years from the Closing Date or such longer time as may be required by Law without first offering in writing at least 60 calendar days prior to such destruction or disposition to surrender them to Seller.

                  Section 7.5. Further Actions. Purchaser shall, whether
                               ---------------
before, at or after the Closing, execute and deliver such instruments and take such other actions as may reasonably be required to (a) carry out the intent hereof and of the Separation Agreements and (b) consummate the transactions contemplated hereby and thereby, including the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as possible. From the execution hereof until the Closing, Purchaser undertakes to promptly notify Seller of any known inaccuracy or breach in any warranty or covenant of Seller or any circumstance or condition that could reasonably be expected to constitute such a breach.

                  Section 7.6. Guaranties; Letters of Credit. Purchaser
                               -----------------------------
shall take all reasonable endeavors to cause itself or one or more of its Affiliates to be substituted in all respects for Seller or any of its Subsidiaries that is not an Acquired Company, effective as of the Closing Date, in respect of all obligations of Seller and any such Subsidiary that is not an Acquired Company under each of the guaranties, letters of credit, letters of comfort, bid bonds and performance bonds obtained by Seller or any its Subsidiaries that is not an Acquired Company for the benefit of the Business, which guaranties, letters of credit, letters of comfort, bid bonds and performance bonds are set forth in Section 7.6 of the Seller Disclosure
                                       -----------
Schedule (the "GUARANTIES"). As a result of the substitution contemplated by the first sentence of this Section 7.6, and, provided such substitution has been consented to by the beneficiaries of such Guaranties, Seller and the Subsidiaries that are not Acquired Companies shall from and after the Closing cease to have any obligation whatsoever arising from or in connection with the Guaranties.

                  Section 7.7. Use of Seller's Name. Purchaser agrees that
                               --------------------
(a) as soon as reasonably practicable after the Closing, it shall mark products and other property, both internally and externally, with Purchaser's name and mark and shall remove and cease to mark products and other property with the names, marks or other indicia of "Solutia," Santotec, Phos-Check, Butvar, Saflex, Vanceva, Dequest, the Solutia logo or other similar mark; provided, however, that for a period of six months
                    --------  -------
following the Closing Date, Purchaser may continue to use or dispose of any inventory product specifications, manuals and other accompanying materials, and packaging and shipping materials that bear the mark "Solutia," Santotec, Phos-Check, Butvar, Saflex, Vanceva, Dequest, the Solutia logo or other similar mark, in a manner consistent with that employed immediately prior to the Closing, and (b) it shall not advertise or hold itself out as Seller or an Affiliate thereof after the Closing Date. Purchaser shall take all reasonable endeavors to cause the names of all applicable Acquired Companies to be changed to delete any references to "Solutia" from such names as promptly as reasonably practicable after the Closing Date.

                  Section 7.8. Bulk Sales Law. Purchaser hereby waives
                               --------------
compliance by Seller, in connection with the transactions contemplated hereby, with the provisions of any applicable bulk sales law, and Seller shall indemnify Purchaser and its Subsidiaries for any Losses arising from such failure to comply with any bulk sales law.

                                ARTICLE VIII

               CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

                  The obligation of Purchaser to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction (or, if permitted, waiver by Purchaser in its sole discretion) of each of the following conditions:

                  Section 8.1. Accuracy of Warranties. Each of the
                               ----------------------
warranties of Seller contained herein shall be true and correct in all respects with the same force as if made on and as of the Closing Date (except, in each case, to the extent any such warranty speaks as of a specific date, in which case such warranty shall be, subject to the qualification set forth below, true and correct as of such specific date), except for any such failures to be true and correct as would not, individually or in the aggregate, have a Material Adverse Effect.

                  Section 8.2. Performance of Covenants. Seller shall have
                               ------------------------
performed and complied, in all material respects, with the covenants and provisions hereof required to be performed or complied with by it between the date hereof and the Closing Date.

                  Section 8.3. Antitrust Laws. Any required waiting period
                               --------------
under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated and the European Commission shall have issued a decision under Article 6(1)(b) or 8(2) of Council Regulation No. 4064/89 of the European Community, as amended (or shall be deemed to have done so under Article 10(b) thereof), declaring the transactions contemplated hereby compatible with the EC Common Market.

                  Section 8.4. No Injunctions. No preliminary or permanent
                               --------------
injunction or other order of any court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby shall be in effect.

                  Section 8.5. Consents. Seller shall have obtained all
                               --------
third-party and governmental consents and shall have made all notifications to work councils, required for the consummation of the transactions contemplated hereby, other than such consents and notifications the failure of which to have obtained or made would not have a Material Adverse Effect.

                  Section 8.6. Officer's Certificate. Purchaser shall have
                               ---------------------
received a certificate from Seller to the effect set forth in Sections 8.1 and 8.2, dated the Closing Date, signed on behalf of Seller by the Chairman, Chief Executive Officer, President, Chief Financial Officer or any Vice President of Seller.

                  Section 8.7. Delivery of Documents. Seller shall have
                               ---------------------
executed, if applicable, and delivered to Purchaser, at the Closing, all documents and instruments listed in Section 3.2 to evidence the conveyance by Seller and its Subsidiaries of the Purchased Shares and the Purchased Assets.

                  Section 8.8. Separation Agreements. At or prior to the
                               ---------------------
Closing, Seller shall have executed and delivered to Purchaser each of the Separation Agreements.

                                 ARTICLE IX

                CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

                  The obligation of Seller to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction (or, if permitted, waiver by Seller in its sole discretion) of each of the following conditions:

                  Section 9.1. Accuracy of Warranties. Each of the
                               ----------------------
warranties of Purchaser contained herein that is qualified as to materiality shall be true and correct in all respects at and as of the Closing Date with the same force as if made on and as of the Closing Date, and each of the warranties of Purchaser contained herein that is not so qualified shall be true and correct in all material respects at and as of the Closing Date with the same force as if made on and as of the Closing Date (except, in each case, to the extent any such warranty speaks as of a specific date, in which case such warranty shall be true and correct, or true and correct in all material respects, as the case may be, as of such specific date).

                  Section 9.2. Performance of Covenants. Purchaser shall
                               ------------------------
have performed and complied, in all material respects, with the covenants and provisions hereof required herein to be performed or complied with by it between the date hereof and the Closing Date.

                  Section 9.3. No Injunctions. No preliminary or permanent
                               --------------
injunction or other order of any court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby shall be in effect.

                  Section 9.4. Officer's Certificate. Seller shall have
                               ---------------------
received a certificate from Purchaser to the effect set forth in Sections
9.1 and 9.2, dated the Closing Date, signed by two directors of Purchaser or by the holder(s) of a specific power of attorney.

                  Section 9.5. Antitrust Laws. Any required waiting period
                               --------------
under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated, the European Commission shall have issued a decision under Article 6(1)(b) or 8(2) of Council Regulation No. 4064/89 of the European Community, as amended (or shall be deemed to have done so under
Article 10(b) thereof), declaring the transactions contemplated hereby compatible with the EC Common Market and the consents and approvals set forth on Schedule 9.5 shall have been received.
         ------------

                  Section 9.6. Separation Agreements. At or prior to the
                               ---------------------
Closing, Purchaser shall have executed and delivered to Seller each of the Separation Agreements.

                  Section 9.7. Delivery of Documents. Purchaser shall have
                               ---------------------
executed, if applicable, and delivered to Seller, at the Closing, all documents and instruments listed in Section 3.3 to evidence the assumption by Purchaser and its Subsidiaries of the Assumed Liabilities.

                                 ARTICLE X

                      ADDITIONAL POST-CLOSING COVENANTS

                  Section 10.1. Certain Employment Matters.
                                --------------------------

                  (a) Employment of Business Employees and Acquired Company
                      -----------------------------------------------------
Employees.
---------

                      (i) Identification of Business Employees. Schedule
                          ------------------------------------  --------
         10.1(a)(i) lists each Business Employee as of the date indicated
         ----------
         thereon, and shows whether such Business Employee is (A) employed in or seconded or assigned from jurisdictions that have adopted, or have implemented in their domestic legislation, Council Directive 2001/23/EC of 12 March 2001 of the Council of the European Union (the "DIRECTIVE") or equivalent rules (a "EUROPEAN BUSINESS EMPLOYEE"), (B) employed in the United States of America (a "U.S. BUSINESS EMPLOYEE"), or (C) employed elsewhere (an "OTHER BUSINESS EMPLOYEE"). Without prejudice to Section 6.2(p), Seller shall periodically update Schedule 10.1(a)(i) as appropriate to
                                   -------------------
         reflect changes in the identity of the Business Employees up to the Closing Date.

                      (ii) European Business Employees. By virtue of the
                           ---------------------------
         consummation of the transactions contemplated hereby, the employment contracts of all European Business Employees shall automatically transfer to Purchaser or one of its Subsidiaries, effective as of the Closing. From and after the Closing, the terms and conditions of employment (including secondments and international assignees) of each European Business Employee with Purchaser or its Subsidiary, as applicable, shall, except as specifically provided in this Section 10.1, be the same as apply to such European Business Employee immediately before the Closing and shall be consistent with the requirements of the Directive or equivalent rules, as applicable. Seller and Purchaser shall cooperate to provide European Business Employees with appropriate communication about their status.

                      (iii) U.S. Business Employees and Other Business
                            ------------------------------------------
         Employees. Purchaser shall, or shall cause one of its Subsidiaries
         ---------
         to, offer employment, effective as of the Closing, to each U.S. Business Employee and each Other Business Employee on terms and conditions of employment no less favorable, when taken in the aggregate, than those that apply to such Business Employee immediately before the Closing. Such offers to Other Business Employees shall also comply with any applicable Law.

                      (iv) Acquired Company Employees. It is acknowledged
                           --------------------------
         and agreed that all Acquired Company Employees shall remain employed by the Acquired Companies immediately following the Closing. In the case of Acquired Company Employees employed in jurisdictions that have adopted, or have implemented in their domestic legislation, the Directive or equivalent rules, such continued employment shall comply with the Directive or equivalent rules, as applicable. In all other cases, such continued employment shall comply with any applicable Law.

                      (v) Liabilities. Except as specifically provided in
                          -----------
         this Section 10.1, Seller shall remain solely responsible for any Liabilities in respect of (A) any U.S. Business Employee or Other Business Employee with respect to whom Purchaser or one of its Subsidiaries complies with the requirements of Section 10.1(a)(iii), but who does not become a Transferred Employee, and
         (B) any Transferred Employee with respect to his or her employment or termination of employment with Seller and its Subsidiaries before the Closing. Without prejudice to Purchaser's rights under
         Article XI, Purchaser and its Subsidiaries shall be solely responsible for any Liabilities in respect of (A) any Business Employee or Acquired Company Employee arising out of the failure of Purchaser and its Subsidiaries to comply with their obligations under this Section 10.1, (B) in respect of any Acquired Company Employee arising in connection with or as a result of any claim of actual or constructive termination of such individual's employment as a result of the consummation of the transactions contemplated hereby, (C) any Transferred Employee with respect to his or her employment with Purchaser and its Subsidiaries from and after the Closing, (D) otherwise arising out of the employment or termination of employment of any Acquired Company Employee or Former Acquired Company Employee, whether before, upon or after the Closing; and
         (E) otherwise arising out of the employment or termination of employment of any Transferred Employee with Purchaser or one of its Subsidiaries (including the Acquired Companies) from and after the Closing.

                      (vi) Confidentiality Agreements. Seller and its
                           --------------------------
         Affiliates shall release each Employee, to the extent applicable, from his or her obligations under any confidentiality agreements which he or she may have entered into with Seller or any of its Affiliates, to the extent (and only to the extent) necessary for Purchaser and its Subsidiaries to employ such Employee in the Business. The Employees' obligations of confidential treatment of Seller's business information and trade secret technology being transferred to Purchaser and its Subsidiaries (whether under such agreements or otherwise) shall not be released except for the benefit of Purchaser and its Subsidiaries as provided in the preceding sentence.

                  (b) Employee Benefits Generally.
                      ---------------------------

                      (i) Plans Generally. Except as otherwise provided in
                          ---------------
         this Section 10.1: (A) effective as of the Closing, Seller shall cause the Acquired Companies to cease to sponsor or constitute a participating employer in all Employee Benefit Plans, other than the Acquired Company Plans; (B) Seller shall remain solely responsible for any and all Liabilities and obligations arising under, in connection with or in respect of the Seller Employee Benefit Plans, and all rights and entitlements of all current and former employees employed in connection with the Business under such plans (including the rights and entitlements of the Transferred Employees thereunder), and neither Purchaser nor any of its Subsidiaries (including, after the Closing Date, the Acquired Companies) shall have any responsibility or obligation in respect of any such plan; (C) effective as of the Closing, Purchaser and its Subsidiaries (including the Acquired Companies) shall be solely responsible for any and all Liabilities and obligations arising under, in connection with or in respect of the Acquired Company Plans, and all rights and entitlements of all current and former employees employed in connection with the Business under such plans (including the rights and entitlements of the Transferred
         Employees, Acquired Company Employees and Former Acquired Company Employees thereunder), and neither Seller nor any of its Subsidiaries (other than the Acquired Companies) shall have any responsibility or obligation in respect of any such plan; and
         (D) from and after the Closing, Purchaser and its Subsidiaries shall honor all Acquired Company Plans in accordance with their terms as in effect immediately before the Closing, subject to any amendment or termination thereof that may be permitted by such terms (without prejudice to the provisions of Section 6.2(d)).

                      (ii) Post-Closing Benefits Generally. For a period of
                           -------------------------------
         not less than one year following the Closing, Purchaser shall provide, or shall cause to be provided, to each Employee base compensation, incentive compensation and employee benefits (including those resulting from letters of assignment and other agreements referred to in Section 10.1(f)(i)) that are no less favorable, when taken in the aggregate, than those that apply to such Employee immediately before the Closing. The foregoing shall not be construed to prevent the termination of employment of any Employee. It is acknowledged that Purchaser and its Subsidiaries are not able to provide stock options, stock purchase or other equity-based plans to Employees from and after the Closing, and no provision of this Section 10.1 shall be construed to require them to do so.

                      (iii) Welfare Benefits for Transferred Employees
                            ------------------------------------------
         Generally. Without limiting the generality of the foregoing
         ---------
         provisions of Section 10.1: (A) Seller and its Subsidiaries shall be solely responsible for (I) claims for the welfare benefits and for workers' compensation, in each case that are incurred by or with respect to any Transferred Employee and reported before the Closing, (II) claims relating to health continuation coverage required by Section 601 et seq. of the Employee Retirement Income
                                 -- ---
         Security Act of 1974, as amended ("COBRA COVERAGE") attributable to "qualifying events" with respect to any Transferred Employee and his or her beneficiaries and dependents that occur upon or before the Closing, (III) claims for Welfare Benefits and for workers' compensation, in each case that are incurred by or with respect to any Business Employee who does not become a Transferred Employee, whether reported before, upon or after the Closing; and (IV) claims relating to COBRA Coverage attributable to "qualifying events" with respect to any Business Employee who does not become a Transferred Employee and his or her beneficiaries and dependents, whether occurring before, upon or after the Closing; and (ii) Purchaser and its Subsidiaries shall be solely responsible for (A) claims for Welfare Benefits and for workers compensation, in each case that are incurred by or with respect to any Transferred Employee and reported upon or after the Closing Date, and (B) claims relating to COBRA Coverage attributable to "qualifying events" with respect to any Transferred Employee and his or her beneficiaries and dependents that occur after the Closing.

                      (iv) Past Service Credit Generally. For all purposes
                           -----------------------------
         under the employee benefit plans of Purchaser and its Subsidiaries providing benefits after the Closing to any Transferred Employees (the "NEW PLANS"), each such Transferred Employee shall be credited with his or her years of service with Seller and its Subsidiaries (including the Acquired Companies) before the Closing, to the same extent as such Transferred Employee was entitled, before the Closing, to credit for such service under any similar Employee Benefit Plans, ("PAST SERVICE CREDIT"), except (1) in the case of U.S Business Employees, for purposes of benefit accrual under New Plans that are defined benefit or cash balance pension plans,
         (2) as provided in Sections 10.1(c)(i) and 10.1(c)(iii), and (3) to the extent Past Service Credit would result in a duplication of benefits. For the avoidance of doubt, there shall be no transfer of assets or liabilities from the Solutia pension plan in which U.S. Business Employees participate before the Closing to any plan sponsored by Purchaser or its Subsidiaries.

                  (c) Certain Pension Provisions.
                      --------------------------

                      (i) Pension Benefit Transfer for Certain European
                          ---------------------------------------------
         Business Employees. European Business Employees employed in Belgium
         ------------------
         and the United

         Kingdom shall be permitted to elect to have their pension assets and liabilities transferred from the applicable pension plan sponsored by Seller and its Affiliates to a plan or plans sponsored by Purchaser or one of its Subsidiaries, in accordance with applicable Law and local custom and practice. The assets transferred for each such European Business Employee that so elects shall equal the amount of his or her liabilities so transferred, on a projected benefit obligation basis, determined in accordance with the actuarial assumptions set forth in Schedule 10.1(c)(i). Each
                                                -------------------
         such European Business Employee who does not elect to have his or her pension assets and liabilities so transferred shall be enrolled in the appropriate pension plan of Purchaser and its Subsidiaries effective as of the Closing, but shall not be entitled to Past Service Credit for purposes of such pension plan.

                      (ii) Hoechst Pension Plans. Seller shall use its
                           ---------------------
         reasonable best efforts to procure that the Acquired Company Employees employed in Germany and Austria shall be permitted, from and after the Closing Date, to maintain their active membership of or become full active members of the Hoechst Pensionskasse der Mitarbeiter der Hoechst Gruppe (Germany), the Hoechst Sterbekasse (Germany) or the BVP-Pensionkasse (Austria), as applicable, on at least the same conditions as currently apply.

                      (iii) Other Business Employees. Any Other Business
                            ------------------------
         Employee employed in jurisdictions other than jurisdictions in which an Acquired Company is organized, the United States, the United Kingdom or Belgium, and who participates in a funded pension plan, shall be accorded, if allowed under local plan rules and applicable Law, the treatment accorded to the European Business Employees employed in Belgium and the United Kingdom, on terms to be agreed to by Seller and Purchaser. Seller and Purchaser agree to cooperate in good faith to implement the foregoing.

                  (d) Continuity of Benefits for U.S. and Other Business
                      --------------------------------------------------
Employees. Without limiting the generality of the foregoing, the following
---------
shall apply with respect to the participation of each Transferred Employee who is a U.S. Business Employee or an Other Business Employee in any New Plans that Purchaser and its Subsidiaries choose to offer. Each such Transferred Employee shall be eligible to participate effective as of the Closing, without any waiting time, nor any pre-existing condition exclusions or actively-at-work conditions (both for the Transferred Employee and his/her dependents), in such New Plans to the extent coverage under such New Plan replaces coverage under a similar type of Employee Benefit Plan in which such Transferred Employee currently participates (such plans, collectively, the "OLD PLANS"). In addition, Purchaser shall cause each such New Plan that provides medical, dental, pharmaceutical, vision and/or disability benefits to recognize any eligible expenses incurred by any Transferred Employee and his or her covered dependents under the corresponding Old Plan during 2003 but before the Closing, for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements for the remainder of 2003 under such New Plan.

                  (e) Delayed Commencement of Benefits. Notwithstanding the
                      --------------------------------
foregoing provisions of this Section 10.1, if it is not possible for Purchaser to begin providing benefits to Other Business Employees under plans sponsored by Purchaser and its Subsidiaries as of the

Closing, the commencement of such benefits may be delayed past the Closing to the extent and on terms and conditions to be agreed to in good faith by Seller and Purchaser.

                  (f) International Assignments and Third Country Nationals.
                      -----------------------------------------------------
(i) Purchaser and its Subsidiaries shall assume and be solely responsible for, as of the Closing, all Liabilities of Seller and its Affiliates with respect to all letters of assignment and other agreements under which any Employee is seconded from his or her home country to another country, to the extent such letters and agreements have been Made Available to Purchaser.
(ii) Third country national employees shall be treated as set out in
Schedule 10.1(f)(ii).
--------------------

                  (g) Certain Compensation Obligations. Without limiting the
                      --------------------------------
generality of the foregoing provisions of Section 10.1, Purchaser and its Subsidiaries shall (i) honor all entitlements of Transferred Employees to vacation that has accrued but not been taken as of the Closing, except to the extent required by applicable Law to be paid in cash, (ii) pay all unpaid compensation of the Transferred Employees accrued through the Closing, including without limitation salary, wages, annual bonuses for years ended before the Closing, thirteenth-month bonuses and other bonuses and incentive compensation, social security payments, and vacation pay required by applicable Law to be paid in cash and (iii) pay annual bonus for the year in which the Closing occurs to each Employee who is eligible to receive an annual bonus under any Employee Benefit Plan and who meets the service requirements to receive such a bonus, based upon service with Seller and its Subsidiaries (including the Acquired Companies) before the Closing and service with Purchaser and its Subsidiaries (including the Acquired Companies) after the Closing. A pro-rata portion of the annual bonuses described in clause (iii) of the preceding sentence (pro-rated based upon the portion of 2003 that occurs before the Closing), shall be based upon the applicable bonus plan of Seller and its Affiliates (including the Acquired Companies) and performance before the Closing, and the remainder shall be based upon the applicable bonus plan of Purchaser and its Subsidiaries (including the Acquired Companies) and performance after the Closing. For the avoidance of doubt, it is clearly understood that neither Purchaser nor any of its Subsidiaries (including any Acquired Company) shall be liable for any obligation to pay an Employee any bonus relating to the completion of the transactions contemplated hereby.

                  (h) Provision of Services. Seller shall provide certain
                      ---------------------
post-Closing services to Purchaser pursuant to a Services Agreement, to be entered into at or before Closing, on the terms and conditions described in
Schedule 10.1(h).

                  Section 10.2. Separation Agreements. Effective at the
                                ---------------------
Closing, Purchaser and Seller, or such of their respective Subsidiaries as appropriate, shall enter into (a) agreements substantially in the form of Exhibits C, D, E, F, G, H, I and J and (b) an agreement substantially on the
----------  -  -  -  -  -  -     -
terms set forth in the term sheet set forth in Exhibits K, in each case as
                                               ----------
listed on Schedule 10.2 (collectively, the "SEPARATION AGREEMENTS").
          -------------

                                 ARTICLE XI

                SURVIVAL, INDEMNIFICATION AND RELATED MATTERS

                  Section 11.1. Survival.
                                --------

                  (a) All warranties contained herein, in any Seller Document or in any Purchaser Document, and the right to commence any claim with respect thereto, shall terminate upon the second anniversary of the Closing Date, except that (i) the warranties contained in Section 4.9 (Taxes) shall survive until 60 calendar days after the end of the period of the applicable statute of limitations, (ii) the warranties contained in Sections 4.1 (Organization and Good Standing), 4.2 (Capital Structure of Purchased Companies), 4.3 (Subsidiaries), 4.4 (Authorization of Agreement),
5.1 (Organization and Good Standing), 5.2 (Authorization of Agreement),
5.7 (Knowledge Regarding Warranties) and 5.8 (No Inducement or Reliance; Independent Assessment) shall survive without limitation as to time, and
(iii) the warranties contained in Section 4.18 (Environmental Matters) shall survive until the fifth anniversary of the Closing Date; provided, however,
                                                         --------  -------
that in the event written notice of any claim for indemnification under
Section 11.2(a)(i) or Section 11.2(b)(i) shall have been given in accordance herewith within the applicable survival period setting forth in reasonable detail (including a reasonable specification of the legal and factual basis for such claim), the warranties that are the subject of such indemnification claim shall survive with respect to such claim until such time as such claim is fully and finally resolved. The covenants and agreements of the parties hereto contained herein, in any Seller Document and in any Purchaser Document, to the extent such covenants and agreements have not been performed or remain unfulfilled as of the Closing, shall survive the Closing and continue in effect in accordance with their terms.

                  (b) After the Closing, the indemnification expressly provided for herein shall be the sole and exclusive remedy for monetary damages for any breach of warranties, covenants or agreements herein by either party hereto, and no party shall have any right of rescission (other than as may be contemplated by Article XIII); provided, however, the
                                              --------  -------
foregoing shall not limit the right of either party hereto to seek specific enforcement or injunctive or similar relief for a breach of such covenants or agreements. Each Person entitled to indemnification hereunder shall take all reasonable endeavors to mitigate Losses for which it seeks indemnification hereunder. No Person shall be entitled to indemnification hereunder if, on the Closing Date, such Person had knowledge of the actual breach of any warranty with respect to which such Person is seeking indemnification hereunder.

                  (c) In calculating any amount of Losses recoverable pursuant to Section 11.2 or 11.3, the amount of such Losses shall be reduced by (i) any insurance proceeds actually received from any unaffiliated insurance carrier offsetting the amount of such Loss, net of any expenses incurred by the Indemnified Party in obtaining such insurance proceeds (provided, that the Indemnified Party shall be obligated to reasonably seek
 --------
any such proceeds to which it may be entitled), and (ii) any recoveries from third parties pursuant to indemnification (or otherwise) with respect thereto, net of any expenses incurred by the Indemnified Party in obtaining such third party payment.

                  (d) Notwithstanding anything herein to the contrary, no party shall be liable to any Indemnified Party for special, incidental, indirect, consequential, punitive or exemplary Losses.

                  Section 11.2. Indemnification.
                                ---------------

                  (a) Except with respect to those matters covered under Sections 11.3, 11.5 and 14.1, Seller hereby agrees to indemnify and hold Purchaser, its Subsidiaries and the officers, directors, employees and agents thereof, harmless from and against any and all claims, judgments, causes of action, liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (including the reasonable fees and expenses of counsel) (collectively, "LOSSES") arising out of or resulting from:

                      (i) any breach (whether as of the date hereof or as of the Closing Date, without giving effect to the qualification set forth in Section 8.1) of warranty on the part of Seller herein (other than any warranty contained in Section 4.18 (Environmental Matters), indemnification with respect to which is set forth in
         Section 11.3) or in any Seller Document subject to the limitations and conditions contained therein;

                      (ii) any non-fulfillment of any agreement or undertaking on the part of Seller herein or in any Seller Document that is to be performed before, on or after the Closing Date, subject to the limitations and conditions contained therein;

                      (iii) any Excluded Liability (other than the Retained Environmental Liabilities, indemnification with respect to which is set forth in Section 11.3); and

                      (iv) the failure of Seller to comply with any applicable bulk sales law, except that this clause (iv) shall not affect the obligation of Purchaser to pay and discharge the Assumed Liabilities.

                  Seller shall not be liable for any Losses with respect to
the matters set forth in Section 11.2(a)(i) unless (x) a claim is timely asserted during the survival period specified in Section 11.1(a), (y) the
Loss with respect to the particular act, circumstance, development, event, fact, occurrence or omission exceeds U.S.$100,000 (aggregating all Losses arising from substantially identical facts) and (z) the aggregate of all Losses under Section 11.2(a)(i) exceeds, on a cumulative basis,
U.S.$5 million (and then only to the extent of such excess); provided, however,
                                                             --------  -------
notwithstanding anything herein to the contrary, Seller shall not be required to pay an aggregate amount in excess of U.S.$100 million in respect of Losses for the matters set forth in Sections 11.2(a)(i) or 11.2(a)(iv).
For the avoidance of doubt, the limitations in this paragraph do not apply to clauses (ii) or (iii) of Section 11.2(a), or Sections 11.3 or 11.5.

                  (b) Purchaser hereby agrees to indemnify and hold Seller, its Subsidiaries and the officers, directors, employees and agents thereof harmless from and against any and all Losses arising out of or resulting from:

                      (i) any breach of warranty (whether as of the date hereof or as of the Closing Date, without giving effect to the qualification set forth in Section 9.1) on the part of Purchaser herein or in any Purchaser Document, subject to the limitations and conditions contained therein;

                      (ii) any non-fulfillment of any agreement or undertaking on the part of Purchaser herein or in any Purchaser Document that is to be performed before, on or after the Closing Date, subject to the limitations and conditions contained therein;

                      (iii) Purchaser's and any of its Subsidiaries' ownership (or effective ownership) or operation of the Business, the Acquired Companies or the Purchased Assets from and after the Closing Date; and

                      (iv) any Assumed Liabilities or the failure of any of the Acquired Companies (or their successors or assigns) to pay, perform and discharge when due any of their respective Liabilities.

                  Purchaser shall not be liable for any Losses with respect
to the matters set forth in Section 11.2(b)(i) unless (x) a claim is timely asserted during the survival period specified in Section 11.1(a), (y) the
Loss with respect to the particular act, circumstance, development, event, fact, occurrence or omission exceeds U.S.$100,000 (aggregating all Losses arising from substantially identical facts) and (z) the aggregate of all Losses under Section 11.2(b)(i) exceeds, on a cumulative basis,
U.S.$5 million (and then only to the extent of such excess); provided, however,
                                                             --------  -------
notwithstanding anything herein to the contrary, Purchaser shall not be required to pay an aggregate amount in excess of U.S.$100 million in respect of Losses for the matters set forth in Section 11.2(b)(i). For the avoidance of doubt, the limitations in this paragraph do not apply to clauses (ii),
(iii) or (iv) of Section 11.2(b), or Section 11.3.

                  Section 11.3. Environmental Indemnification.
                                -----------------------------

                  (a) Seller shall be responsible for, and hereby agrees to indemnify and hold Purchaser and the other members of the Purchaser Indemnified Group harmless from and against (i) all Environmental Costs resulting from Environmental Claims related to or arising from the Retained Environmental Liabilities, and (ii) Losses arising out of or resulting from any breach of warranty (whether as of the date hereof or as of the Closing Date, without giving effect to the qualification set forth in Section 8.1) on the part of Seller contained in Section 4.18 (Environmental Matters), subject to the limitations and conditions contained therein.

                  (b) If (i) prior to the fifth anniversary of the Closing Date, Purchaser incurs Environmental Costs with respect to any Environmental Claim (or any series of related Environmental Claims) relating to the operations of (A) the Acquired Companies or their predecessors or the use of any assets of such Acquired Companies by them or their predecessors at any time prior to the Closing Date or (B) the operations of Seller or its Subsidiaries or their predecessors or the use of the Purchased Assets at the Suzano, Brazil facility at any time prior to the Closing Date and (ii) such Environmental Costs exceed the aggregate amount of reserves set forth on
(A) if the Closing Date occurs on or prior to January 31, 2003, the Interim Balance Sheet, or (B) if the Closing Date occurs after January 31, 2003, the Closing Date Balance Sheet, in each case, with respect to such Environmental Claim (or any series of related Environmental Claims), Seller hereby agrees, except as otherwise provided in the next sentence and subject to the limitations set forth in Section 11.3(e), to reimburse Purchaser for a portion of its aggregate Environmental Costs in excess of such aggregate amount of reserves with respect to such Environmental Claim (or series of related Environmental Claims) on a sliding scale basis with Seller paying
(1) 70% of the first U.S.$5 million of such excess, (2) 80% of the next U.S.$5 million of such excess, (3) 90% of the next U.S.$10 million of such excess and (4) 95% of any additional excess. Notwithstanding the foregoing, this cost sharing arrangement shall not apply, and Seller shall have no obligation to reimburse any Environmental Costs: (x) incurred at any site arising out of Purchaser's, any member of the Purchaser Indemnified Group's or any of them or their successors' decision to terminate the operations conducted at such site; or (y) with respect to any Environmental Claim based upon any Environmental Law or amendment thereof that was not in force and effect as of the Closing Date. If Purchaser incurs Environmental Costs as a result of the presence of Hazardous Materials, which presence results from the operations of the Acquired Companies or their predecessors or successors or the use of any assets of such Acquired Companies by them or their predecessors or successors both prior to and after the Closing Date:
(i) if the relative amounts of Hazardous Materials attributable to pre-Closing Date and post-Closing Date operations or use of assets may be clearly established, the relative obligations of the parties shall be determined proportionally based upon the relative amounts of Hazardous Materials, and the cost sharing arrangement contained in the first sentence of this Section 11.3(b) shall apply only to Environmental Costs for pre-Closing Date operations or use of assets; (ii) if the relative amounts of Hazardous Materials attributable to pre-Closing Date and post-Closing Date operations or use of assets cannot be clearly established, pre-Closing Date and post-Closing Date responsibility will be proportionally allocated based upon the pounds of products related to such Hazardous Materials produced by the Acquired Companies or their predecessors in the period prior to the Closing Date that is equivalent to the period between the Closing Date and the commencement of the Environmental Claim to which such Environmental Costs relate, and the pounds of products related to such Hazardous Materials produced by the Acquired Companies or their successors or assigns in the period from the Closing Date to the commencement of the Environmental Claim to which such Environmental Costs relate, and the cost sharing arrangement contained in the first sentence of this Section 11.3(b) shall apply only to the pre-Closing Date allocation; provided, however, that
                                                     --------  -------
nothing in this Section 11.3 shall require Seller to contribute to any Environmental Costs or indemnify any member of the Purchaser Indemnified Group with respect to any Environmental Costs incurred with respect to the generation of Hazardous Materials as a result of the operations by any member of the Purchaser Indemnified Group after the Closing Date. If Environmental Costs are incurred as a result of the presence of a combination of Hazardous Materials on and after the Closing Date, then such Environmental Costs applicable to pre-Closing Date and post-Closing Date operations or use of assets shall be equitably allocated, generally in accordance with the principles set forth in the preceding sentence, between Seller and Purchaser based upon the nature and amount of Hazardous Materials resulting from pre-Closing Date and post-Closing Date operations or use of assets.

                  (c) Seller's obligations under Section 11.3(b) are expressly conditioned upon: (i) Seller being kept fully informed, on a timely basis, of all substantive contacts between any Governmental Body or other Person and any of the Purchaser Indemnified Group with respect to each matter with respect to which indemnification or cost-sharing may be sought under this Section 11.3 (each, a "COVERED ENVIRONMENTAL MATTER");
(ii) Seller being given by the Purchaser Indemnified Group the option to participate in and/or manage, in due consultation with Purchaser, all discussions and proceedings concerning the timing, method, extent and cost of each Covered Environmental Matter; provided, that if Seller assumes
                                      --------
management of any Covered Environmental Matter, it shall keep Purchaser fully informed on a timely basis of all substantive contacts relating to such Covered Environmental Matter with any Governmental Body or other Person; (iii) Seller being given by the Purchaser Indemnified Group the authority to determine the method of complying with each Covered Environmental Matter; provided, Seller shall cooperate with Purchaser to
                      --------
minimize any nuisance or hindrance caused to

Purchaser's operations by any Environmental Remedial Action in connection with such Covered Environmental Matter and shall submit the project, budget and any related documents of such Environmental Remedial Action to Purchaser for comment prior to any submission to the relevant Governmental Body, and, if Purchaser proposes an alternative method that is acceptable to the relevant Governmental Body and that would cause less nuisance and/or hindrance to Purchaser's operations without significantly increasing the cost, Seller shall either apply the alternative method thus proposed or compensate Purchaser for any Loss caused by the nuisance and/or hindrance to Purchaser's operations caused by the Environmental Remedial Action;
(iv) Seller being given the option to challenge in any manner at its sole expense, including, without limitation, initiating legal proceedings regarding each Covered Environmental Matter, that Seller considers to be unlawful; (v) the taking of all reasonable endeavors by the Purchaser Indemnified Group during discussions, proceedings and other activities regarding each Covered Environmental Matter, to keep the number and costs of each such Covered Environmental Matter as low as reasonably possible, including, but not limited to agreeing to allow the imposition of institutional controls and/or restrictions in a deed to restrict future use of the real estate to industrial and commercial purposes only; and
(vi) Seller's obligations under Sections 11.3(b) being limited to Hazardous Materials as the same were defined in Environmental Laws in force and effect on the Closing Date and not as the term Hazardous Materials may be defined thereafter.

                  (d) Seller and Purchaser and their respective Affiliates shall cooperate and consult with each other in the performance of their respective obligations hereunder (including with respect to any actions taken by Seller under Section 11.3(c)), and in taking actions reasonably necessary to limit the duration, expense and scope of any Environmental Cost and Environmental Claim. In furtherance of and without limiting the foregoing, Purchaser shall operate and manage any site with respect to which it or any other member of the Purchaser Indemnified Group may seek indemnification or reimbursement of Environmental Costs under this Section
11.3 in a manner consistent with the way in which it operates and manages its chemical sites with respect to which Purchaser is not entitled to any reimbursement of Environmental Costs. Purchaser and its Affiliates shall cooperate with Seller as may be reasonably requested by Seller so as to allow Seller and its Affiliates to receive the benefit of any indemnification to which Seller or any of its Affiliates may be entitled under the Hoechst Agreement.

                  (e) Seller shall not be liable for (i) Losses with respect to the matters set forth in Section 11.3(a)(ii), or (ii) reimbursement of Environmental Costs under Section 11.3(b), unless: (A) a claim is timely asserted prior to the fifth anniversary of the Closing Date, (B)(1) with respect to Losses with respect to the matters set forth in Section 11.3(a)(ii); the Loss with respect to the particular act, circumstance, development, event, fact, occurrence or omission exceeds U.S.$100,000 (aggregating all Losses arising from substantially identical facts), or (2) with respect to reimbursement of Environmental Costs under Section 11.3(b), the Environmental Costs arising or resulting from a particular Environmental Clam (aggregating all Environmental Claims arising from substantially identical facts) exceed U.S.$100,000; and (C) the aggregate of such Losses and Environmental Costs exceed, on a cumulative basis, U.S.$5 million (and then only to the extent of such excess); provided, however, that
                                         --------  -------
notwithstanding anything herein to the contrary, Seller shall not be required to pay an aggregate amount in excess of U.S.$75 million in respect of Losses with respect to the matters set forth in

Section 11.3(a)(ii) or reimbursement of Environmental Costs under Section 11.3(b). For the avoidance of doubt, the limitations in this Section 11.3(e) do not apply to Section 11.3(a)(i) (relating to Retained Environmental Liabilities).

                  (f) Except as provided in any applicable Separation Agreement, the indemnification and remedies provisions provided for in this
Section 11.3 shall be the exclusive remedy for the matters addressed in
Section 11.3 (irrespective of whether such matters may also constitute a breach of any of Seller's warranties hereunder), including but not limited to any private right of action that either party might have under any Environmental Law. It is expressly understood and agreed that no member of the Purchaser Indemnified Group shall be allowed to assert any claim under
Section 11.2 with respect to any Environmental Claim or any Environmental
Costs.

                  Section 11.4. Procedures for Indemnification.
                                ------------------------------

                  (a) Whenever a claim shall arise for indemnification under
Section 11.2, 11.3 or 14.1, with the exception of claims for litigation expenses in respect of litigation as to which a notice of claim, as provided in this Section 11.4, has previously been given, which expenses shall be funded on an ongoing basis, and, except as otherwise provided in Section 14.4, the party entitled to indemnification (the "INDEMNIFIED PARTY") shall promptly notify the party from which indemnification is sought (the "INDEMNIFYING PARTY") of such claim and, when known, the facts constituting the basis for such claim; provided, however, that in the event of any claim
                          --------  -------
for indemnification hereunder resulting from or in connection with any claim or Legal Proceeding by a third party, the Indemnified Party shall give such notice thereof to the Indemnifying Party not later than ten Business Days prior to the time any response to the asserted claim is required, if possible, and in any event within fifteen Business Days following receipt of notice thereof (provided that failure to notify the Indemnifying Party shall
                --------
not relieve the Indemnifying Party of any liability it may have to the Indemnified Party, except to the extent that the Indemnifying Party demonstrates that it has been actually prejudiced by such failure). In the event of any such claim for indemnification resulting from or in connection with a claim or Legal Proceeding by a third party, the Indemnifying Party may, at its sole cost and expense, assume the defense thereof by written notice within 30 calendar days, using counsel that is reasonably satisfactory to the Indemnified Party. If an Indemnifying Party assumes the defense of any such claim or Legal Proceeding, the Indemnifying Party shall be entitled to take all steps necessary in the defense thereof including the settlement of any case that involves solely monetary damages without the consent of the Indemnified Party; provided, however, that the Indemnified
                                  --------  -------
Party may, at its own expense, participate in any such proceeding with the counsel of its choice without any right of control thereof. If the Indemnifying Party has assumed the defense of any claim or Legal Proceeding by a third party as provided herein, (A) it shall be conclusively established for the purposes hereof that the claims made in that Legal Proceeding are within the scope of and subject to indemnification hereunder, and the Indemnifying Party shall promptly indemnify the Indemnified Party in accordance with the terms of this Article XI, and (B) the Indemnifying Party shall not consent to, or enter into, any compromise or settlement of (which settlement (i) commits the Indemnified Party to take, or to forbear to take, any action or (ii) does not provide for a full and complete written release by such third party of the Indemnified Party), or consent to the entry of any judgment that does not relate solely to monetary damages arising from, any such claim or Legal Proceeding by a third party without the Indemnified Party's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. The Indemnifying Party and the Indemnified Party shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to this Article XI, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information. So long as the Indemnifying Party is in good faith defending such claim or proceeding, the Indemnified Party shall not compromise or settle such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. If the Indemnifying Party does not assume the defense of any such claim or litigation in accordance with the terms hereof, the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including settling such claim or litigation (after giving prior written notice of the same to the Indemnifying Party and obtaining the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed) on such terms as the Indemnified Party may reasonably deem appropriate, and the Indemnifying Party will promptly indemnify the Indemnified Party in accordance with the provisions of this
Article XI.

                  (b) If Seller, as the Indemnifying Party, assumes defense of a claim or Legal Proceeding under and subject to Section 11.4(a) and such claim or Legal Proceeding has been brought by a customer or supplier of the Business of any Acquired Company, subject to any limitation under applicable Law and in addition to those rights afforded Purchaser as Indemnified Party under Section 11.4(a), (i) Seller shall provide Purchaser with a timely and reasonably detailed account of such claim or Legal Proceeding and copies of all written materials relating to such claim or Legal Proceeding,
(ii) Seller shall consult with Purchaser before taking any significant action in connection with such claim or Legal Proceeding, (iii) Seller shall consult with Purchaser and offer Purchaser an opportunity to comment before submitting any written materials to any Governmental Body prepared or furnished in connection with such claim or Legal Proceeding, and (iv) Seller shall defend such claim or Legal Proceeding diligently and in good faith.

                  Section 11.5. Special Indemnification.
                                -----------------------

                  (a) Seller hereby agrees to indemnify and hold Purchaser, its Subsidiaries and the officers, directors, employees and agents thereof, harmless from and against any and all Taxes arising out of or resulting from the transfer by Seller or its Subsidiaries of the shares of Erste Viking Resins Germany 1 GmbH or any Liquidating Company pursuant to Section 6.2(e).

                  (b) Whenever a claim shall be made for indemnification pursuant to Section 11.5(a), Purchaser shall notify Seller of the amount of such claim and Seller shall, within ten Business Days of such notification, indemnify Purchaser (or any other Person designated by the Purchaser) in accordance with the provisions of this Section 11.5; provided, that, if the
                                                     --------
indemnified party is required to make a payment to a taxing authority, Seller shall not be required to make any payment earlier than three days before such payment is due. For the avoidance of doubt, none of the other provisions of this Article XI shall apply to this Section 11.5. Purchaser shall render to Seller such assistance as Seller may reasonably request in defending any Tax Claim giving rise to a claim for indemnification pursuant to this Section 11.5; provided, that Purchaser shall be under no obligation
                      --------
to render any such assistance if (i) Seller fails to indemnify Purchaser within the time periods contemplated by the first sentence hereof or (ii) Seller takes any action that would cause significant harm to Purchaser's reputation with the relevant taxing authority.

                                ARTICLE XII

                       NONCOMPETITION; NONSOLICITATION

                  Section 12.1. Noncompetition.
                                --------------

                  (a) Subject to Section 12.1(b), Seller covenants and agrees that for a period of three years following the Closing Date (the "COVENANT TERM") it shall not, and shall cause its Subsidiaries not to:

                      (i) engage in the manufacture or sale of products that are within the scope of the Business as defined in Exhibit A
                                                            ---------
         (a "COMPETITIVE BUSINESS") in direct competition with Purchaser, whether as employer, proprietor, partner, stockholder, consultant, agent, lender or guarantor or otherwise; or

                      (ii) make use of, in connection with any Competitive Business, any mailing lists, customer lists, subscription lists, processes, trade secrets, software, research, techniques, designs or other technical data, know-how or other proprietary or confidential information used by Seller or any of its Subsidiaries as of the Closing or within one year prior to the Closing Date in connection with the Business or that constitutes a Purchased Asset, except to the extent Purchaser may so authorize in writing.

                  (b) Notwithstanding anything to the contrary contained in
Section 12.1(a):

                      (i) in the event that during the Covenant Term Seller completes a business combination transaction with a Person that is engaged in any Competitive Business, which transaction results in the holders of the voting securities of Seller outstanding immediately prior to the consummation of such transaction owning less than 50% of the voting power of the voting securities of Seller or the surviving entity in the transaction or any parent thereof (any such entity, an "ACQUIROR") outstanding immediately after the consummation of such transaction, such Acquiror or any of its Subsidiaries or Affiliates may engage in any activity prohibited or restricted by Section 12.1(a);

                      (ii) Seller may directly or indirectly hold interests in or securities of any Person to the extent that such investment does not directly or indirectly confer on Seller more than 10% of the voting power of such Person;

                      (iii) Seller may maintain and continue the operations of Seller and its Subsidiaries that are not being transferred to Purchaser hereunder in accordance with current and past practices;

                      (iv) Seller may acquire interests in or securities of any Person as an investment by Seller's pension funds or funds of any other Benefit Plan of Seller whether or not such Person is engaged in any Competitive Business;

                      (v) Seller may acquire interests in or securities of any Person that derived 15% or less of its total annual revenues in its most recent fiscal year from activities that constitute Competitive Businesses;

                      (vi) Seller may acquire more than 50% of the
         outstanding capital stock or other equity interests in any Person (or any lesser percentage if, pursuant to contractual or other arrangements, Seller has the right to cause such Person to take the actions specified in the following proviso) that derived in excess of 15% but not more than 50% of its total annual revenues in its most recent fiscal year from activities that constitute Competitive Businesses; provided, however, that Seller shall use commercially
                     --------  -------
         reasonable efforts to divest that portion of such Person that engages in activities constituting Competitive Businesses on commercially reasonable terms as soon as reasonably practicable following the acquisition of such ownership or interest;

                      (vii) Seller may acquire or use any product for internal uses or to conduct Seller's or its Subsidiaries' other businesses that consume, use, contain, depend upon or otherwise incorporate any such product; and

                      (viii) Seller may perform any act or conduct any business contemplated hereby or the Separation Agreements.

                  (c) The parties hereto acknowledge and agree that nothing herein shall be deemed to require Seller to give notice to or obtain the consent of Purchaser in order to engage in any transaction of the types described in Section 12.1(b) or otherwise.

                  Section 12.2. Nonsolicitation of Employees. Seller
                                ----------------------------
covenants and agrees that for a period of two years following the Closing Date it shall not, and shall cause its Subsidiaries not to, solicit, directly or through any recruitment firm, any Acquired Company Employee or Transferred Employee (at a time when such person is an employee of Purchaser or any of its Subsidiaries) to terminate his or her employment relationship with Purchaser or any of its Subsidiaries; provided, however, that nothing
                                           --------  -------
herein shall prohibit Seller or any of its Subsidiaries from advertising publicly or from employing persons who respond to any such public advertising whether or not such persons are then employed by Purchaser or any its Subsidiaries.

                  Section 12.3. Remedies. Purchaser and Seller each
                                --------
acknowledge that the time, scope and other provisions of this Article XII have been specifically negotiated by sophisticated commercial parties and specifically hereby agree that such time, scope and other provisions are reasonable under the circumstances. It is further agreed that other remedies cannot fully compensate Purchaser for a violation by Seller of the terms of this Article XII and that Purchaser shall be entitled to injunctive relief to prevent any such violation or continuing violation by Seller. It is the intent and understanding of each party hereto that if, in any Legal Proceeding, any term, restriction, covenant or promise herein is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable.

                                ARTICLE XIII

                                 TERMINATION

                  Section 13.1. Termination. This Agreement may be
                                -----------
terminated and the transactions contemplated hereby abandoned any time prior to the Closing:

                  (a) upon the written agreement of Purchaser and Seller;

                  (b) by Purchaser, upon ten Business Days prior written notice to Seller, if any of the conditions set forth in Section 8.1 or 8.2 becomes incapable of fulfillment as a result of events beyond the control of Purchaser and such condition is not waived by Purchaser;

                  (c) by Seller, upon ten Business Days prior written notice to Purchaser, if any of the conditions set forth in Section 9.1 or 9.2 becomes incapable of fulfillment as a result of events beyond the control of Seller and such condition is not waived by Seller; or

                  (d) by Purchaser or by Seller on or after the first anniversary of the date hereof if the Closing has not occurred prior to such date or at such earlier time if either a court of competent jurisdiction in the United States issues a preliminary injunction prohibiting closing or the European Commission issues a decision under Article 8(3) of the EC Regulation prohibiting the consummation of the transactions contemplated hereby; provided, that the right to terminate this Agreement under this
        --------
Section 13.1(d) shall not be available to any party hereto whose failure to perform any covenant or obligation hereunder has caused or resulted into the failure of the Closing to occur on or before such date.

                  Section 13.2. Procedure and Effect of Termination. In the
                                -----------------------------------
event of termination by either party under Section 13.1(b), (c) or (d), written notice thereof shall be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by either party, upon delivery of such notice, except that the Confidentiality Agreement shall survive in accordance with its terms and Sections 13.2, 15.3, 15.4 and 15.5 shall also survive such termination. Upon any termination hereof pursuant to Section 13.1, no party hereto shall thereafter have any further liability or obligation hereunder; provided, however, that no such termination shall relieve any party hereto
--------  -------
of any liability for any breach of any term hereof prior to the date of such termination.

                                 ARTICLE XIV

                                 TAX MATTERS

                  Section 14.1. Tax Indemnification.
                                -------------------

                  (a) Seller shall be liable for and shall pay, and shall indemnify Purchaser and its Affiliates against, all Excluded Taxes.

                  (b) Purchaser shall be liable for and shall pay, and shall indemnify Seller and its Affiliates against (i) any and all Taxes imposed on or payable with respect to the Acquired Companies or the Business, other than Excluded Taxes, and (ii) any and all Taxes imposed on

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

Seller or any of its Affiliates as a result of Purchaser's failure to comply with its obligations pursuant to Section 14.8.

                  (c) Anything herein to the contrary notwithstanding, Purchaser shall be responsible for any and all sales, use, registration, transfer (including all real estate transfer and conveyance and recording fees, if any), goods and services, value added, stamp, stamp duty reserve or other similar Taxes that may be imposed upon, payable, collectible or incurred in connection herewith and the transactions contemplated hereby, regardless of the Person liable for such Taxes under applicable Law. Seller and Purchaser shall use commercially reasonable efforts to minimize the amount of such Taxes.

                  (d) Seller or Purchaser, as the case may be, shall provide reimbursement for any Tax paid by one party, all or a portion of which is the responsibility of the other party pursuant to Section 14.1. Payment by the indemnifying party of any amount due under this Section 14.1 shall be made within ten calendar days following written notice by the indemnified party that payment of such amount is due; provided, that, if the indemnified
                                          --------
party is required to make a payment to a taxing authority, the indemnifying party shall not be required to make any payment earlier than three days before such payment is due.

                  Section 14.2. Preparation and Filing of Tax Returns.
                                -------------------------------------

                  (a) Seller shall timely prepare and file or shall cause to be timely prepared and filed (i) any combined, consolidated or unitary Tax Return that includes the Seller or any of its Affiliates, and (ii) any Tax Return of the Acquired Companies for any taxable period that ends on or before the Closing Date.

                  (b) Purchaser shall, except to the extent that such Tax Returns are the responsibility of Seller under Section 14.2(a), timely prepare and file or shall cause to be timely prepared and filed all Tax Returns with respect to the Acquired Companies. For any Straddle Period Tax Return of the Acquired Companies that is the responsibility of Purchaser under this Section 14.2(b), Purchaser shall deliver to Seller for its review, comment and approval (which approval shall not be unreasonably withheld, conditioned or delayed) a copy of such proposed Tax Return (accompanied by an allocation between the Pre-Closing Period and the Post-Closing Period of the Taxes shown to be due on such Tax Return) at least 30 Business Days prior to the due date (giving effect to any validly obtained extensions) thereof. Except as otherwise required by Law or pursuant to a "determination" under Section 1313(a) of the Code (or any comparable provision of state, local or non-U.S. Law), Purchaser shall, and shall cause its Affiliates to, prepare all Tax Returns in a manner consistent with past practices of the Acquired Companies.

                  Section 14.3. Refunds, Credits and Carrybacks.
                                -------------------------------

                  (a) Seller shall be entitled to any refunds or credits of or against any Excluded Taxes. Purchaser shall, at Seller's reasonable request and at Seller's expense, cause the relevant entity to file for and use commercially reasonable efforts to obtain any refund to which Seller is entitled. Subject to Section 14.3(c), Purchaser shall be entitled to any refunds or credits of or against any Taxes other than refunds or credits of or against Excluded Taxes.

                  (b) Purchaser shall cause the Acquired Companies promptly to forward to Seller or to reimburse Seller for any refunds or credits due Seller (pursuant to the terms of this Article XIV) after receipt thereof, and Seller shall promptly forward to Purchaser or reimburse Purchaser for any refunds or credits due Purchaser (pursuant to the terms of this Article
XIV) after receipt thereof.

                  (c) Purchaser agrees that none of the Acquired Companies shall elect to carry back any item of loss, deduction or credit that arises in any taxable period ending after the Closing Date and that relates to or affects any Excluded Tax (a "SUBSEQUENT LOSS") into any taxable period ending on or before the Closing Date.

                  Section 14.4. Tax Contests.
                                ------------

                  (a) If any taxing authority asserts a Tax Claim in respect of the Acquired Companies, then the party hereto first receiving notice of such Tax Claim promptly shall provide written notice thereof to the other party or parties hereto; provided, however, that the failure of such party
                         --------  -------
to give such prompt notice shall not relieve the other party of any of its obligations under this Article XIV, except to the extent that the other party is actually prejudiced thereby. Such notice shall specify in reasonable detail the basis for such Tax Claim and shall include a copy of the relevant portion of any correspondence received from the taxing authority.

                  (b) Seller shall have the right to control, at its own expense, in any audit, examination, contest, litigation or other proceeding by or against any taxing authority (a "TAX PROCEEDING") in respect of the Acquired Companies for any taxable period that ends on or before the Closing Date; provided, however, that (i) Seller shall provide Purchaser with a
      --------  -------
timely and reasonably detailed account of each stage of such Tax Proceeding,
(ii) Seller shall consult with Purchaser before taking any significant action in connection with such Tax Proceeding, (iii) Seller shall consult with Purchaser and offer Purchaser an opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Proceeding, (iv) Seller shall defend such Tax Proceeding diligently and in good faith as if it were the only party in interest in connection with such Tax Proceeding, (v) Purchaser shall be entitled to participate, at its own expense, in such Tax Proceeding and receive copies of any written materials relating to such Tax Proceeding received from the relevant taxing authority, and (vi) Seller shall not settle, compromise or abandon any such Tax Proceeding without obtaining the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed.

                  (c) In the case of a Tax Proceeding for a Straddle Period of the Acquired Companies, the Controlling Party shall have the right to control, at its own expense, such Tax Proceeding; provided, however, that
                                                  --------  -------
(i) the Controlling Party shall provide the Non-controlling Party with a timely and reasonably detailed account of each stage of such Tax Proceeding,
(ii) the Controlling Party shall consult with the Non-controlling Party before taking any significant action in connection with such Tax Proceeding,
(iii) the Controlling Party shall consult with the Non-controlling Party and offer the Non-controlling Party an opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Proceeding, (iv) the Controlling Party shall defend such Tax Proceeding diligently and in good faith as if it were the only party in interest in connection with such Tax Proceeding, (v) the Non-controlling

Party shall be entitled to participate in such Tax Proceeding, at its own expense, if such Tax Proceeding could have an adverse impact on the Non-controlling Party or any of its Affiliates and (vi) the Controlling
Party shall not settle, compromise or abandon any such Tax Proceeding without obtaining the prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, of the Non-controlling Party. "CONTROLLING PARTY" shall mean (A) with respect to Tax Proceedings described in Section 14.4(b), the Seller, (B) with respect to Tax Proceedings described in Section 14.4(c), whichever of Seller or Purchaser is reasonably expected to bear the greater Tax liability in connection with a Straddle Period
Tax Proceeding, and (C) with respect to Tax Proceedings described in
Section 14.4(d), the Purchaser. "NON-CONTROLLING PARTY" shall mean whichever of Seller or Purchaser is not the Controlling Party with respect to a Tax Proceeding described in Section 14.4.

                  (d) Purchaser shall have the right to control, at its own expense, any Tax Proceeding involving the Acquired Companies (other than a Tax Proceeding described in Section 14(b) or (c)).

                  (e) The Controlling Party shall indemnify and hold the Non-controlling Party, its Subsidiaries, the officers, directors, employees and agents thereof harmless from any Taxes (and any related costs imposed by a court or other tribunal) arising out of or resulting from the Controlling Party's failure to comply with its obligations under Section 14.4(b), (c) or
(d), as the case may be.

                  Section 14.5. Cooperation. Each party hereto shall, and
                                -----------
shall cause its Affiliates to, provide to the other party hereto such cooperation, documentation and information as either of them reasonably may request in (a) filing any Tax Return, amended Tax Return or claim for refund, (b) determining a liability for Taxes or an indemnity obligation under this Article XIV or a right to refund of Taxes, (c) conducting any Tax Proceeding or (d) determining an allocation of Taxes between a Pre-Closing Period and Post-Closing Period. Such cooperation and information shall include providing copies of all relevant portions of relevant Tax Returns, together with all relevant portions of relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by taxing authorities and relevant records concerning the ownership and Tax basis of property and other information, that any such party may possess. Each party will retain all Tax Returns, schedules and work papers, and all material records and other documents relating to Tax matters, of the relevant entities for their respective Tax periods ending on or prior to the Closing Date until the expiration of the statute of limitations for the Tax periods to which the Tax Returns and other documents relate. Thereafter, the party holding such Tax Returns or other documents may dispose of them after offering the other party reasonable notice and opportunity to take possession of such Tax Returns and other documents at such other party's own expense. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided.

                  Section 14.6. Timing Differences. Purchaser agrees that if
                                ------------------
as a result of any audit adjustment (or adjustment in any other Tax Proceeding) made with respect to any Tax Item that relates to or affects any Excluded Tax, by any taxing authority with respect to a taxable period (or portion thereof) ending on or prior to the Closing Date, Purchaser or any of its Affiliates, including the Acquired Companies, receives a Tax Benefit, then Purchaser shall pay to

Seller the amount of such Tax Benefit within fifteen calendar days of filing the Tax Return in which such Tax Benefit is realized or utilized. If as a result of the foregoing audit adjustment Purchaser incurs any additional Tax, then Seller shall pay to Purchaser the amount of such additional Tax within fifteen calendar days of the due date for making payment of such additional Tax. For purposes of determining the amount and timing of any Tax Benefit, the recipient of the Tax Benefit (a) shall be deemed to pay Tax at the effective rate of Tax imposed on the recipient of the Tax Benefit in the year such Tax Benefit is realized or utilized (or, if no Tax is imposed on the recipient of the Tax Benefit, the statutory rate of Tax applicable in the year such Tax Benefit is realized or utilized) and (b) shall be deemed to realize or utilize any Tax Benefit in the first taxable year that such Tax Benefit may be realized or utilized under applicable Law; provided,
                                                              --------
that, if it cannot be determined whether a Tax Benefit is attributable to a Tax Item resulting from an audit adjustment (or adjustment in any other Tax Proceeding) described in the first sentence of this Section 14.6 or is attributable to another Tax Item of the recipient of the Tax Benefit, the amount of the Tax Benefit deemed realized or utilized pursuant to clause (b) of the preceding sentence shall be calculated assuming that such Tax Items are utilized on a pro rata basis.

                  Section 14.7. Tax Treatment of Indemnification Payments.
                                -----------------------------------------
Except as otherwise required by applicable Law or pursuant to a "determination" under Section 1313(a) of the Code (or any comparable provision of state, local, or non-U.S. Law), Seller, Purchaser, the Acquired Companies and their respective Affiliates shall treat any and all payments under this Article XIV or under Article XI as an adjustment to the purchase price for all Tax purposes. Any such payments under this Article XIV or
Article XI shall be increased by an amount required to fully indemnify the recipient for any liabilities for Taxes resulting from the receipt of payment of such indemnity obligations (other than Taxes resulting from a reduction in Tax basis), and reduced by any Tax Benefit actually realized by the recipient as a result of the payment or incurrence of the Losses giving rise to such indemnity obligations.

                  Section 14.8. Additional Tax Covenant.
                                -----------------------

                  (a) Purchaser shall not make, and shall cause its Affiliates not to make, an election under Section 338(g) of the Code with respect to any of the Acquired Companies set forth on Schedule 14.8(a);
                                                      ----------------
provided, that, at Seller's written request, Purchaser shall make, or shall
--------
cause its Affiliates to make, an election under Section 338(g) of the Code for each of the Acquired Companies identified by Seller in such request, such election to be made at the time and in the manner requested by Seller.

                  (b) From the date of the Closing through the end of the calendar year during which the Closing occurs, Purchaser shall not, and shall cause its Affiliates (including the Acquired Companies) not to, take any action described on Schedule 14.8(b) with respect to any of the Acquired
                        ----------------
Companies listed on Schedule 14.8(b) without Seller's prior written consent.
                    ----------------

                                 ARTICLE XV

                                MISCELLANEOUS

                  Section 15.1. Certain Definitions.
                                -------------------

                  "ACQUIRED COMPANIES" has the meaning set forth in
Section 1.1.

                  "ACQUIRED COMPANY EMPLOYEE" means any individual who is employed by an Acquired Company immediately before the Closing, including any individual who is absent due to vacation, holiday, sickness or other approved leave of absence.

                  "ACQUIRED COMPANY INTELLECTUAL PROPERTY" means the Intellectual Property that is owned, in whole or in part, or held for use under license, by any Acquired Company and that does not constitute Excluded Assets.

                  "ACQUIRED COMPANY PLANS" has the meaning set forth in
Section 4.14(a).

                  "ACQUIRED INTELLECTUAL PROPERTY" means the Purchased Intellectual Property, the Licensed Intellectual Property and the Acquired Company Intellectual Property.

                  "ACQUIROR" has the meaning set forth in Section
12.1(b)(i).

                  "ACQUISITION TRANSACTION" has the meaning set forth in
Section 6.5.

                  "AFFILIATE" means, as to any Person, (a) any Subsidiary of such Person and (b) any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "AGREEMENT" has the meaning set forth in the preamble.

                  "ALLOCATION SCHEDULE" has the meaning set forth in
Section 2.4.

                  "ASSETS" means, collectively, the Purchased Assets and any and all items of like kind owned, leased or used by an Acquired Company and that do not constitute Excluded Assets.

                  "ASSUMED LIABILITIES" has the meaning set forth in
Section 1.4.

                  "AUDITED BALANCE SHEET" has the meaning set forth in
Section 4.6.

                  "AUDITED FINANCIAL STATEMENTS" has the meaning set forth in Section 4.6.

                  "BALANCE SHEET DATE" has the meaning set forth in
Section 4.6.

                  "BENCHMARK BALANCE SHEET" has the meaning set forth in
Section 4.6.

                  "BENCHMARK FINANCIAL STATEMENTS" has the meaning set forth in Section 4.6.

                  "BILL OF SALE" has the meaning set forth in Section 3.2(b).

                  "BRAZILIAN TAX CLAIM" means any liability for Taxes imposed on Solutia Brazil Ltda. in connection with the adjustment proposed in writing by the Brazilian taxing authorities with respect to the period from September 1997 through June 2000.

                  "BUSINESS" has the meaning set forth in the Recitals.

                  "BUSINESS CONTRACTS" means all Contracts Related to the Business or to which the Acquired Assets or Purchased Shares are subject (other than this Agreement and any lease of real property that is part of the Excluded Assets).

                  "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by Law to close.

                  "BUSINESS EMPLOYEE" means all individuals employed by Seller or any of its Affiliates in the Business in connection with the Purchased Assets, including any individual who is, on the Closing Date, absent due to vacation, holiday, sickness, short-term disability or other approved leave of absence who is expected to return to work on or before the first anniversary of the date of this Agreement or who has a legal right to return to work, but excluding any individual who is receiving long-term disability benefits under any Employee Benefit Plan immediately before the Closing and excluding the Acquired Company Employees.

                  "BUSINESS SEGMENT" means the following segments of the Business: (a) liquid coating resins, (b) powder coating resins,
(c) technical resins, (d) additives and specialty products, and (e) adhesives.

                  "CASH CONSIDERATION" has the meaning set forth in
Section 2.1(a).

                  "CHANGE IN CONTROL" means any event in which (a) any Person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), excluding Purchaser and its Subsidiaries, becomes the beneficial owner of more than 50% of the total votes that may be cast for the election of directors of Seller, (b) Seller consolidates or merger with another corporation or (c) Seller or any of its Subsidiaries conveys, transfers or leases all or substantially all of its assets to any Person other than Purchaser.

                  "CLOSING" has the meaning set forth in Section 3.1.

                  "CLOSING CASH" means the difference (whether positive or negative) of (a) cash, cash equivalents, bank deposits, certificates of deposit or similar cash items less (b) indebtedness for borrowed money of the Business, in each case, as of the Closing Date.

                  "CLOSING DATE" has the meaning set forth in Section 3.1.

                  "CLOSING DATE BALANCE SHEET" has the meaning set forth in
Section 2.3(a).

                  "CLOSING NET ASSET VALUE" has the meaning set forth in
Section 2.3(a).

                  "COBRA COVERAGE" has the meaning set forth in Section 10.1(c)(iii).

                  "CODE" means the United States Internal Revenue Code of 1986, as amended.

                  "COMPETITIVE BUSINESS" has the meaning set forth in
Section 12.1(a)(i).

                  "COMPETITION LAWS" has the meaning set forth in
Section 4.17(a).

                  "CONTRACT" means any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, purchase or sales orders, mortgage, license, franchise, insurance policy, undertaking, commitment or other enforceable arrangement or agreement, whether written or oral.

                  "CONTROLLING PARTY" has the meaning set forth in
Section 14.4(c).

                  "COVENANT TERM" has the meaning set forth in Section 12.1(a).

                  "COVERED ENVIRONMENTAL MATTER" has the meaning set forth in Section 11.3(d).

                  "DELAYED TRANSFER ASSETS" has the meaning set forth in
Section 3.5.

                  "DIRECTIVE" has the meaning set forth in Section
10.1(a)(i).

                  "EASTMAN AGREEMENT" means the toll manufacturing agreement, dated as of April 1, 2001, by and between Solutia Canada Inc. and Eastman Chemicals Inc.

                  "EC REGULATION" has the meaning set forth in Section 4.5.

                  "EMPLOYEE" means any Transferred Employee or Acquired Company Employee.

                  "EMPLOYEE BENEFIT PLANS" has the meaning set forth in
Section 4.14(a).

                  "ENVIRONMENT" means any surface water, groundwater, land surface, subsurface strata, river sediment, plant or animal life, natural resources and soil.

                  "ENVIRONMENTAL ARBITER" shall mean an Environmental Arbiter to be mutually agreed by Purchaser and Seller, or if the Purchaser and Seller cannot mutually agree on the selection of the Environmental Arbiter, the parties shall refer the selection of such Environmental Arbiter to The President for the time being of The Law Society of England and Wales, whose selection of such Environmental Arbiter shall be conclusive and binding on Purchaser and Seller.

                  "ENVIRONMENTAL CLAIM" means any Legal Proceeding, Lien, Order, notice of violation, or investigation, demand or allegation by any Governmental Body, or any claim arising out of any Legal Proceeding commenced by any other Person, resulting from or based upon: (a) the breach of any Environmental Law; (b) the breach of, or the failure to have in effect, any Environmental Permit; (c) the existence, or the continuation of the existence, of a Release or threatened Release of, or exposure to, any Hazardous Material into or onto the Environment; or (d) any Environmental Remedial Action.

                  "ENVIRONMENTAL COSTS" means (a) any verifiable costs and expenses paid to third parties (such as contractors retained to perform remedial work), as evidenced by itemized invoices, incurred by the Purchaser Indemnified Group, as the case may be, in response to any Environmental Claim, and (b) any amounts paid by the Purchaser Indemnified Group pursuant to any judgement or settlement of any Environmental Claim, in each case reduced by (i) any insurance proceeds actually received from any third party insurance carrier offsetting the amount of such Environmental Costs net of any expenses incurred by the party in obtaining such insurance proceeds (provided that
                                                            --------
the Indemnified Party shall be obligated to reasonably seek any such proceeds to which it may be entitled) and (ii) any recoveries from third parties pursuant to indemnification (or otherwise) with respect to such Environmental Costs net of any expense incurred by the Indemnified Party in obtaining such third party payment.

                  "ENVIRONMENTAL LAW" means any Law concerning: (a) the Environment, including pollution, contamination, cleanup, preservation, protection, and reclamation of the Environment; (b) health or safety, including occupational safety and the exposure of employees and other persons to any Hazardous Material; (c) any Release or threatened Release of any Hazardous Material, including investigation, monitoring, clean up, removal, treatment, or any other action to address such Release or threatened Release; and (d) the management of any Hazardous Material, including the manufacture, generation, formulation, processing, labelling, distribution, introduction into commerce, registration, use, treatment, handling, storage, disposal, transportation, re-use, recycling or reclamation of any Hazardous Material.

                  "ENVIRONMENTAL PERMIT" means any Permit, approval, authorization, license, variance, registration, or permission required under any applicable Environmental Law.

                  "ENVIRONMENTAL REMEDIAL ACTION" means any action, including any capital expenditure to: (a) investigate, monitor, clean up, remove, treat, or in any other way address any Hazardous Material in the Environment; or (b) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material so it does not migrate or endanger or threaten to endanger the Environment, which action (i) is required by any Governmental Body, (ii) in the opinion of the Environmental Arbiter, would be required to be taken if a Governmental Body were aware of the presence of, or risk of, Release of Hazardous Materials; provided, that
                                                             --------
the taking of such action prior to actual requirement by any Governmental Body would serve to minimize the aggregate costs that would be required to remediate such condition or would serve to avert an imminent danger to human health or safety, or (iii) in the reasonable opinion of Purchaser, is required to avert an imminent danger to human health and safety.

                  "EUROPEAN BUSINESS EMPLOYEE" has the meaning set forth in
Section 10.1(a)(i).

                  "EXCLUDED ASSETS" has the meaning set forth in Section 1.3.

                  "EXCLUDED LIABILITIES" has the meaning set forth in
Section 1.5.

                  "EXCLUDED TAXES" means (a) any Taxes imposed on or payable with respect to any of the Acquired Companies or the Business for any Pre-Closing Period (other than Taxes imposed with respect to the Acquired Companies or the Business resulting from any act or transaction by Purchaser or any of its Affiliates (including the Acquired Companies) after the Closing that is not in the ordinary course of business) and (b) any Taxes of Seller or any of its Affiliates (other than the Acquired Companies) for which the Acquired Companies may be liable under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local, or non-U.S. Tax law), including any Taxes for which Erste Viking Resins Germany 1 GmbH may be liable as a result of having been a member of the Organschaft between Solutia Deutschland

Holding GmbH and Erste Viking Resins Germany 1 GmbH. For the avoidance of doubt, Excluded Taxes (i) shall include Taxes imposed with respect to the Potential Thai Tax Claim and the Brazilian Tax Claim and (ii) shall include any payment of Italian substitution Tax required to be made by Solutia Italy S.R.L. in 2003 (but shall not include the final payment of Italian substitution Tax required by be made by Solutia Italy S.R.L in 2004). For purposes hereof, in the case of any period that begins before and ends after the Closing Date, (i) Property Taxes of the Acquired Companies or the Business allocable to the Pre-Closing Period shall be equal to the amount of such Property Taxes for the entire period multiplied by a fraction, the numerator of which is the number of calendar days during such period that are in the Pre-Closing Period and the denominator of which is the number of calendar days in the entire period, and (ii) Taxes (other than Property Taxes) of the Acquired Companies or the Business allocable to the Pre-Closing Period shall be computed as if such taxable period ended on the Closing Date.

                  "FINAL CLOSING CASH" has the meaning set forth in
Section 2.3(d).

                  "FINAL NET ASSET VALUE" has the meaning set forth in
Section 2.3(d).

                  "FINANCIAL STATEMENTS" has the meaning set forth in
Section 4.6.

                  "FIRST PHASE" has the meaning set forth in Section 7.3(c).

                  "FORMER ACQUIRED COMPANY EMPLOYEE" means any individual who is not an Acquired Company Employee but who was, at any time before the Closing, an employee of an Acquired Company.

                  "GAAP" means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "GOVERNMENTAL BODY" means any government or governmental or regulatory body thereof, or political subdivision thereof, of any country or subdivision thereof, whether national, federal, state or local, or any agency or instrumentality thereof, or any court or arbitrator (public or private).

                  "GUARANTIES" has the meaning set forth in Section 7.6.

                  "HAZARDOUS MATERIAL" means collectively, any material defined as, or considered to be, a "hazardous waste," "hazardous substance," regulated substance, pollutant or contaminant under any Environmental Law.

                  "HERCULES AGREEMENT" means the toll manufacturing agreement, dated as of August 1, 1999, by and between Solutia Canada Inc. and Hercules Inc.

                  "HOECHST AGREEMENT" means the agreement dated 6th October, 1998 between Hoechst AG and Viking Resins Group Holdings B.V., pursuant to which Viking Resins Group

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

Holdings B.V. acquired the business currently carried on by the Vianova group and included in the Business, as amended by an agreement dated 15th December, 1998.

                  "HSR ACT" has the meaning set forth in Section 4.5.

                  "INCOMING IP LICENSES" means Contracts under which Intellectual Property Related to the Business and owned in whole or in part by Persons other than the Acquired Companies is licensed for use by Seller or any of its Subsidiaries.

                  "INDEMNIFIED PARTY" has the meaning set forth in
Section 11.4.

                  "INDEMNIFYING PARTY" has the meaning set forth in
Section 11.4.

                  "INTELLECTUAL PROPERTY" means all intellectual or industrial property rights or other similar proprietary rights in any jurisdiction owned or held for use under license, including such rights in and to: (a) Trademarks; (b) Patents; (c) inventors' certificates, invention disclosures, discoveries and improvements, whether or not patentable;
(d) Trade Secrets; (e) rights to limit the use or disclosure of confidential information by any Person; (f) registered Internet domain names;
(g) registrations of, and applications to register, any of the foregoing with any Governmental Body and any renewals or extensions thereof; and
(h) the goodwill associated with each of the foregoing.

                  "INTELLECTUAL PROPERTY LICENSE AGREEMENT" means the Intellectual Property License Agreement, substantially on the terms set forth in Exhibit N by and between Seller and Purchaser.
         ---------

                  "INTERIM BALANCE SHEET" has the meaning set forth in
Section 4.6.

                  "INTERIM FINANCIAL STATEMENTS" has the meaning set forth in Section 4.6.

                  "INVENTORY" has the meaning set forth in Section 1.2(c).

                  "KNOWLEDGE" means the actual knowledge after due inquiry, as of the date hereof, or the Closing Date with respect to those warranties that are deemed made as of the Closing Date pursuant to Section 8.1, of the individuals set forth on Schedule 15.1(a).
                         ----------------

                  "LaSALLE" means Seller's LaSalle, Quebec, Canada facility.

                  "LAW" means any national, federal, state or local law (including common law), statute, constitutional provision, code, ordinance, rule, regulation, directive, concession, Order or other requirement or guideline of any country or subdivision thereof.

                  "LEASED REAL PROPERTIES" has the meaning set forth in
Section 1.2(a)(ii).

                  "LEGAL PROCEEDING" means any judicial, administrative or arbitral action, suit, proceeding (public or private) or governmental proceeding.

                  "LIABILITIES" means any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether or not due or to become due or asserted or unasserted).

                  "LICENSED INTELLECTUAL PROPERTY" has the meaning set forth in Section 1.2(f).

                  "LIEN" means any lien (statutory or otherwise), pledge, mortgage, deed of trust, security interest, charge, option, right of first refusal, easement, covenant, condition, restriction, servitude, transfer restriction or encumbrance.

                  "LIQUIDATING COMPANIES" means Vianova Resins Inc., Vianova Resins-Quimicas Limitada, Vianova Resins Canada Inc. and Vianova Resins N.V./S.A.

                  "LOSSES" has the meaning set forth in Section 11.2(a).

                  "MADE AVAILABLE" with respect to any information or document, means that such information or document, or copy thereof, was
(a) included in the materials provided by Seller to Purchaser in data room in Frankfurt, Germany, or (b) provided in writing by Seller to Purchaser in response to other inquiries.

                  "MATERIAL ADVERSE EFFECT" means any material adverse change in the business, properties, results of operations or financial condition of the Business, taken as a whole; provided, however, that any
                                             --------  -------
(a) changes in Laws or changes in the enforcement thereof applicable to the Business, (b) changes resulting from the announcement of the execution hereof and the transactions contemplated hereby, (c) changes resulting from any action taken by Purchaser or Seller or any of their respective representatives in accordance with the terms hereof or in order to consummate the transactions contemplated hereby, (d) changes in general economic conditions, including changes in currency exchange or interest rates, or (e) changes affecting the resins, additives and adhesives manufacturing industry generally and not specifically relating to the Business, shall not constitute a Material Adverse Effect.

                  "MATERIAL BUSINESS CONTRACTS" has the meaning set forth in
Section 4.13.

                  "MATERIAL INTELLECTUAL PROPERTY" means any Acquired Intellectual Property that is necessary for production of or is incorporated into any product sales of which constituted in excess of (a) 1% of the revenues of the Business as set forth in the Benchmark Financial Statements or (b) 10% of the revenues of any Business Segment for the year ended December 31, 2001.

                  "MATERIAL SITE" means those sites listed on Schedule 15.1(b).
                                                              ----------------

                  "NET ASSET VALUE" means, as of any date, the difference of total assets minus total liabilities of the Business, as of such date, in each case as shown on a balance sheet of the Business prepared in accordance with GAAP using the same accounting principles, procedures, policies and methods that were employed in preparing the Benchmark Balance Sheet, subject to the following adjustments: (a) all amounts derived from currencies other than U.S. dollars shall be restated to reflect the currency exchange rates in effect on September 30, 2002 (as reported in the Wall Street Journal, International Edition dated October 1, 2002), (b) all items included in calculation of Closing Cash shall be excluded, (c) all amounts pertaining to Excluded Liabilities (including Excluded Taxes) and Excluded Assets shall be excluded, (d) goodwill and intangible assets shall be deemed to have a value frozen at U.S.$192.3 million, and (e) if the date of such balance sheet is on or before January 31, 2003, the aggregate environmental reserves shall be deemed to have a value frozen at U.S.$8.9 million.

                  "NEW PLANS" has the meaning set forth in Section 10.1(b)(iv).

                  "NEUTRAL AUDITORS" has the meaning set forth in
Section 2.3(d).

                  "NON-CONTROLLING PARTY" has the meaning set forth in
Section 14.4(c).

                  "OLD PLANS" has the meaning set forth in Section 10.1(d).

                  "ORDER" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of any Governmental Body.

                  "OTHER BUSINESS EMPLOYEE" has the meaning set forth in
Section 10.1(a)(i).

                  "OUTGOING IP LICENSES" means Contracts under which rights in the Acquired Intellectual Property are licensed to Persons other than the Acquired Companies.

                  "OWNED REAL PROPERTIES" has the meaning set forth in
Section 1.2(a)(i).

                  "PAST SERVICE CREDIT" has the meaning set forth in Section 10.1(b)(iv).

                  "PATENTS" means patents, including design patents and utility patents, reissues, divisions, continuations, continuations-in-part, reexaminations and extensions thereof, in each case including all applications therefor.

                  "PERMIT" means any approval, authorization, consent, franchise, license, permit or certificate by any Governmental Body.

                  "PERMITTED EXCEPTIONS" means: (a) liens for current taxes, assessments or other claims by a Governmental Body not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings that constitute Excluded Liabilities or for which an appropriate reserve or security deposit is established by Seller therefor;
(b) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business that are not material to the Business; (c) zoning, entitlement and other land use and environmental regulations by Governmental Bodies; and (d) such other imperfections in title, charges, easements, restrictions and encumbrances that do not materially detract from or diminish the value of or materially interfere with the present use of such property (real or personal) or asset used in the Business.

                  "PERSON" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, representative office, branch, Governmental Body or other similar entity.

                  "PERSONAL PROPERTY LEASES" has the meaning set forth in
Section 4.11(a).

                  "POST-CLOSING PERIOD" means any taxable period (or portion thereof) beginning after the Closing Date.

                  "POTENTIAL THAI TAX CLAIM" means the potential Tax liability described on Schedule 15.1(c).
                       ----------------

                  "PRE-CLOSING PERIOD" means any taxable period (or portion thereof) ending on or before the Closing Date.

                  "PROPERTY TAXES" means real, personal, and intangible ad valorem property Taxes.

                  "PURCHASED ASSETS" has the meaning set forth in Section 1.2.

                  "PURCHASED COMPANY" has the meaning set forth in Section 1.1.

                  "PURCHASED COMPANIES" has the meaning set forth in
Section 1.1.

                  "PURCHASED EQUIPMENT" has the meaning set forth in
Section 1.2(b).

                  "PURCHASED INTELLECTUAL PROPERTY" means the Intellectual Property Related to the Business that is owned, in whole or in part, or held for use under license by Seller or any of its Subsidiaries (excluding the Acquired Company Intellectual Property) and that does not constitute an Excluded Asset.

                  "PURCHASED PROPERTIES" has the meaning set forth in
Section 1.2(a)(ii).

                  "PURCHASED SHARES" has the meaning set forth in Section 1.1.

                  "PURCHASER" has the meaning set forth in the preamble.

                  "PURCHASER DOCUMENTS" has the meaning set forth in
Section 5.2.

                  "PURCHASER INDEMNIFIED GROUP" means Purchaser, its Subsidiaries and their respective Affiliates (including, after the Closing Date, the Acquired Companies), together with their successors and assigns, and their officers, directors, employees and agents.

                  "REAL PROPERTY LEASE" means any Contract providing leasehold or other similar rights to Seller or one of its Subsidiaries in and to any Leased Real Property.

                  "RELATED TO THE BUSINESS" means required for, dedicated to, and used primarily in the Business as currently conducted by Seller and its Subsidiaries.

                  "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration at, into or onto the Environment, including movement or migration through or in the air, soil, surface water or groundwater, whether sudden or non-sudden and whether accidental or non-accidental, or any release, emission or discharge as those terms are defined in any applicable Environmental Law.

                  "REPRESENTATIVES" has the meaning set forth in Section 6.1.

                  "RESOLUTION PERIOD" has the meaning set forth in
Section 2.3(c).

                  "RETAINED ENVIRONMENTAL LIABILITIES" has the meaning set forth in Section 1.5(d).

                  "SECOND PHASE" has the meaning set forth in Section 7.3(a).

                  "SECOND REQUEST" has the meaning set forth in Section 7.3(a).

                  "SELLER" has the meaning set forth in the preamble.

                  "SELLER DISCLOSURE SCHEDULE" has the meaning set forth in
Article IV.

                  "SELLER DOCUMENTS" has the meaning set forth in Section 4.4.

                  "SELLER EMPLOYEE BENEFIT PLAN" means any Employee Benefit Plan that is not an Acquired Company Plan.

                  "SELLER GROUP" means (a) any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time on or before the Closing Date, includes or has included Seller or (b) any other group of corporations that, at any time on or before the Closing Date, files or has filed Tax Returns on a combined, consolidated or unitary basis with Seller.

                  "SELLER INDEMNIFIED GROUP" means Seller, its Subsidiaries and their respective Affiliates, together with their successors and assigns, and their officers, directors, employees and agents.

                  "SELLER'S LONG-RANGE PLAN" means the Resins and Additives 2003 Planning Process presentation prepared by Seller.

                  "SEPARATION AGREEMENTS" has the meaning set forth in
Section 10.2.

                  "STRADDLE PERIOD" means any taxable period beginning on or prior to and ending after the Closing Date.

                  "SUBSEQUENT CLOSING" has the meaning set forth in
Section 3.5.

                  "SUBSEQUENT LOSS" has the meaning set forth in Section
14.3(c).

                  "SUBSIDIARY" means, with respect to any Person, any other Person of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, a majority of the outstanding equity securities or securities carrying a majority of the voting power in the election of the board of directors or other governing body of such Person.

                  "SUBSIDIARY PURCHASERS" means any direct or indirect Subsidiary of Purchaser that is assigned or designated to purchase and acquire any of the Purchased Shares or Purchased Assets.

                  "TAX" or "TAXES" shall mean all taxes, however denominated, including any interest or penalties that may become payable in respect thereof, imposed by any federal, state, local or non-U.S. government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income, excise, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, personal property, sales, use, license, stamp, documentary stamp, mortgage recording, employment, payroll, unemployment, social security (including social security contributions for fictitious self-employed personnel), environmental, estimated or withholding taxes, all customs and import duties, and all repayments of any capital investment bonus in Germany.

                  "TAX BENEFIT" means the Tax effect of any item of loss, deduction or credit or any other item that decreases Taxes paid or payable or increases tax basis, including any interest with respect thereto or interest that would have been payable but for such item.

                  "TAX CLAIM" means any claim with respect to Taxes made by any taxing authority that, if pursued successfully, would reasonably be expected to serve as the basis for a claim for indemnification under
Article XIV.

                  "TAX ITEM" means any item of income, gain, loss, deduction, credit, recapture of credit or any other item that increases or decreases Taxes paid or payable.

                  "TAX PROCEEDING" has the meaning set forth in
Section 14.4(b).

                  "TAX RETURN" means a report, return or other information (including any amendments) required to be supplied to a Governmental Body with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Seller or any Subsidiary.

                  "TRADEMARKS" means trademarks, service marks, brand names, logos, certification marks, trade dress, assumed names and trade names, including all applications for registration therefor and all renewals, modifications and extensions thereof.

                  "TRADE SECRETS" means trade secrets and other similar confidential or non-public business information, including ideas, formulas, compositions, technical documentation, operating manuals and guides, plans, designs, sketches, inventions, production molds, product specifications, equipment lists, engineering reports and drawings, architectural and engineering plans, manufacturing and production processes and techniques; drawings, specifications, plans, proposals, research records, inspection processes, invention records and technical data; financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, licensing records, advertising and promotional materials, service and parts records, warranty records, maintenance records and similar records; and all other know-how in each case, as recognized under patent, copyright, trade secret law or similar law.

                  "TRANSFERRED EMPLOYEE" means (a) all European Business Employees, and (b) all U.S. Business Employees and Other Business Employees who accept Purchaser's offer of employment pursuant to Section 10.1(a)(iii) and actually commence active employment with Purchaser or one of its Subsidiaries.

                  "U.S.$" means United States Dollars.

                  "U.S. BUSINESS EMPLOYEE" has the meaning set forth in
Section 10.1(a)(i).

                  "VAT" has the meaning set forth in Section 2.2.

                  Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders, (b) the terms "include" and "including" shall be inclusive and not exclusive and shall be deemed to be followed by the following phrase "without limitation," and (c) any reference to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include what most nearly approximates in that jurisdiction such English legal term. Unless otherwise specified, the terms "hereof," "herein," "hereunder," "herewith" and similar terms refer to this Agreement as a whole (including the schedules and disclosure letters to this Agreement), and references in this Agreement to Sections and Articles refer to sections and articles of this Agreement.

                  Section 15.2. Entire Agreement. This Agreement (together
                                ----------------
with the documents referred to herein) and the Confidentiality Agreement, dated as of October 7, 2002, by and between Seller and Purchaser constitute the entire agreement and understanding of the Parties with respect to the matters contemplated by this Agreement and supercede any previous agreement between the Parties in relation to such matters.

                  Section 15.3. Governing Law. This Agreement shall be
                                -------------
governed by and construed in accordance with the laws of England and Wales.

                  Section 15.4. Jurisdiction.
                                ------------

                  (a) Each party irrevocably agrees to submit to the exclusive jurisdiction of the courts of England and Wales over any claim or matter arising under or in connection herewith or the legal relationships established hereby.

                  (b) (i) Purchaser irrevocably appoints Hackwood Secretaries Limited, at its registered office for the time being, One Silk Street, London EC2Y 8HQ, fax number +44 20 7456 2222 and (ii) Seller irrevocably appoints Speechly Bircham, Solicitors, 6 St. Andrew Street, London EC4A 3LX, fax number +44 20 7427 6400 (Attn: MRL/AMC 302621), in each case, to act as its agent to accept service of process out of the Courts of England and Wales in relation to all proceedings arising out of or in connection herewith. Such service shall be deemed completed on delivery to such agent (whether or not it is forwarded to and received by Purchaser or Seller as the case may be). If for any reason such agent ceases to be able to act as agent or no longer has an address in England, Purchaser or Seller, as the case may be, shall forthwith appoint a substitute agent in England acceptable to the Purchaser or Seller, as the case may be, and deliver to Seller or Purchaser, as the case may be, the new agent's name, address and fax number and, failing such appointment being made within 15 days, Seller or Purchaser, as the case may be, shall be entitled to appoint such a person by notice to the other.

                  (c) Each of Purchaser and Seller irrevocably consents to any process in any Legal Proceedings arising out of or in connection herewith being served on it in accordance with the provisions hereof relating to service of notices. Nothing contained herein shall affect the right to service of process in any other manner permitted by law.

                  (d) Each party waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection herewith or the legal relationships established hereby and further agrees that a judgment or order of an English court in connection with this Agreement or the legal relationships established by this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

                  Section 15.5. Expenses. Each of the parties hereto shall
                                --------
bear its own expenses (including fees and disbursements of its counsel, accountants and other experts) incurred by it in connection with the preparation, negotiation, execution, delivery and performance hereof, each of the other documents and instruments executed in connection herewith or contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

                  Section 15.6. Table of Contents and Headings. The table of
                                ------------------------------
contents and section headings hereof are for convenience of reference only and are to be given no effect in the construction, interpretation or effect hereof.

                  Section 15.7. Notices. All notices and other
                                -------
communications hereunder shall be in writing and in the English language and shall be deemed given when delivered personally or by overnight mail or to the extent receipt is confirmed, facsimile or other electronic transmission service, or five calendar days after being mailed by registered mail, return receipt requested, to a party at the following address (or to such other address as such party may have specified by notice given to the other parties pursuant to this Section 15.7):

                  If to Seller, to:

                  Solutia Inc.
                  575 Maryville Center Drive
                  St. Louis, Missouri 63141
                  Attn: General Counsel
                  Tel: (314) 674-3586
                  Fax: (314) 674-2721

                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York 10019-6150
                  Attn: Eric S. Robinson
                  Tel: (212) 403-1000
                  Fax: (212) 403-2000

                  If to Purchaser, to:

                  UCB S.A.
                  Allee de la Recherche 60
                  1070 Brussels, Belgium
                  Attn: Group General Counsel
                  Tel: +32.2.559.95.16
                  Fax: +32.2.559.94.91

                  with a copy to:

                  Linklaters De Bandt
                  13 Rue Brederode
                  B-1000 Brussels, Belgium
                  Attn: Didier Leclercq
                  Tel: +32 2 501 94 11
                  Fax: +32 2 501 94 94

                  Section 15.8. Severability. The invalidity or
                                ------------
unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, each of which shall remain in full force and effect.

                  Section 15.9. Binding Effect; No Assignment. This
                                -----------------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing herein shall create or be deemed to create any third party beneficiary rights in any Person not a party hereto (except for Indemnified Parties in Article XI), and except as expressly set forth herein, no Person not a party hereto (except for Indemnified Parties in Article XI) shall have the right to enforce any term or terms hereof pursuant to the Contracts (Rights of Third Parties) Act 1999. No assignment hereof or of any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without such required consent shall be without effect; provided, however, that Purchaser may, without limiting or affecting in any
--------  -------
manner its obligations hereunder and without further approval or consent of Seller, assign and delegate to one or more wholly-owned Subsidiary Purchasers part or all of its rights and obligations hereunder.

                  Section 15.10. Amendments. This Agreement may be amended,
                                 ----------
supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference hereto signed by each of the parties hereto.

                  Section 15.11. Counterparts. This Agreement may be
                                 ------------
executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



                                  UCB S.A.



                                  By:  /s/ Georges Jacobs
                                     ---------------------------------------
                                  Name: Georges Jacobs
                                  Title: Chairman, Executive Committee



                                  By:  /s/ Ben Van Assche
                                     ---------------------------------------
                                  Name: Ben Van Assche
                                  Title: Director, General Chemical Sector



                                  SOLUTIA INC.



                                  By:  /s/ John C. Hunter
                                     ---------------------------------------
                                  Name: John C. Hunter
                                  Title: Chairman, President and Chief
                                         Executive Officer

                                  EXHIBIT A

                              SCOPE OF BUSINESS
                              -----------------



         "Business" shall mean the research, development, manufacture,
          --------
marketing and sale of Resins and Additives, as defined by product trade names and their chemical characterization in the Appendix A.1 to this Exhibit A, in four (4) product lines: Liquid Coating Resins (LCR), Powder Coating Resins (PCR), Technical Resins (TR), and Additives & Specialty Products (ASP), primarily to customers in the industry fields of Paints and Coatings (PC), Building and Construction (BC), Mechanical Engineering (ME), Automotive Body and Parts (AB), Wood and Furniture (WF), Sports and Leisure Goods (SL), Tires and Rubber Goods (TR) and electronic components manufacturing (EC) as well as the research, development, manufacture, marketing and sale of Adhesives comprising multipolymer resins used for pressure sensitive adhesives, including, without limitation, Gelva(R) acrylic multipolymer solutions and Gelva(R) multipolymer emulsions and adhesive technology, including, without limitation, free radical polymerizations, crosslinkers, and formulation components.

         Products and technologies included in LCR product line are: waterborne acrylics, waterborne alkyds, and waterborne epoxies; polyurethane dispersions; conventional acrylic coating resins, conventional alkyds and conventional epoxies, conventional and hi-solids melamines;
UV/EB-(ultra-violet/electron beam) cured coating resins; unsaturated polyester coating resins; and phenolic coating resins.

         Products and technologies included in the PCR product line are: polyester based and acrylic based resins for powder coatings used in thermal or UV-cured powder coating resins.

         Products and technologies included in the TR product line are: technical and specialty melamines; technical phenolics; and technical unsaturated polyesters.

         Products in the ASP include Santosol(R) dimethyl products as well as the following products and technologies: thermoplastic resins;
Modaflow(R) acrylic-based flow modifiers and PC defoamers; and Additol(R) additives (primarily acrylic-based), and Stymer(R) synthetic resins.

         Seller's proprietary information, material and data of a technical or scientific nature, in tangible or intangible form, and Seller Intellectual Property relating to the adhesive GMS-3109, subject Purchaser's grant to Seller (or Seller's designee) of an exclusive worldwide, royalty-free irrevocable license, which may be sublicensed and is assignable, for use with any film or combination of films used in optical applications, including but not limited to window films or display films ("Seller GMS-3109 Applications").

         The attached list of sales products in Appendix A is intended to describe generally the chemistry of the Classes of Product set out above.
The trademarks shown are for illustrative purposes associated with the chemistry. The detailed schedule of trademarks is contained in Schedule 4.12.

APPENDIX A.1
------------



TRADE NAME/TRADEMARK                        CHEMICAL CHARACTERIZATION
--------------------                        -------------------------

Liquid Coating Resins

Vialkyd                                     solvent borne alkyd resins (oil and/or fatty acid-modified, oil-free, urethane, acrylic, epoxy or urethane modified)

Duroftal                                    solvent borne hydroxy functional polyesters

Resydrol                                    water borne air drying (oxidising) and stoving (chemically crosslinkable) alkyd resins (oil and/or fatty acid-modified, oil-free, urethane, acrylic, epoxy or urethane modified), resins for water-borne electrodeposition coatings

Daotan                                      aqueous polyurethane dispersions

Viamin                                      urea based crosslinking resins

Macrynal                                    water and solvent borne hydroxy functional acrylic resins

Viacryl                                     thermoplastic acrylic resins, hydroxy functional acrylic resins, both water and solvent borne, for one-pack coatings with
                                            crosslinkers or self-crosslinking resins

Beckopox                                    liquid and solid bulk (100%) epoxy resins, reactively diluted epoxy resins, water borne epoxy resin dispersions, hardeners for bulk, solvent borne and water borne epoxy resins

Duroxyn                                     epoxy esters

Beckocoat                                   moisture curing one-pack polyurethane resins

Viapal                                      unsaturated polyester resins for paints

Viaktin                                     radiation curable resins, bulk, solvent borne and water borne

Phenodur, Durophen                          phenolic coating resins

Maprenal                                    melamine crosslinker resins for liquid coatings

Resimene                                    urea or melamine crosslinker resins for liquid coatings

Resamin                                     plasticising resin based on butyl urethane and formaldehyde

Santolink                                   Phenolic crosslinker

Modacure                                    allyl alcohol modified melamine crosslinker


Powder Coating Resins

Alftalat                                    polyester powder coating resins

Synthacryl                                  acrylic powder coating resins

Additol                                     curing agents and additives for powder coating resins



                                     2




Technical Resins

Madurit                                     melamine resins for laminates, finish foil and edges, adhesives, paper, and insulation material in building

Alnovol                                     phenolic resins for rubber and electronics, but not including uses for adhesives

Viapal                                      unsaturated polyester resins for composites and gel coats

Additol                                     melamine based resins for textile and wood finishing

Hypersal                                    additives for woodworking

Resimene                                    melamine resins for rubber compositions

Phenodur                                    phenolic resins for abrasives

Alpex                                       cyclised rubber for coatings and printing inks

Synotex                                     cyclised rubber

Alresat SKE 150                             phenolic resin supplied to Clariant under limited license for use in non-printing inks application

Additives and Specialty Products

Additol                                     leveling agents, antiskinning agents, wetting agents, dispersing agents, antifloating agents, catalysts, defoaming agents,
                                            antisettling agents, preservers, adhesion promoters, and rheology modifiers

Modaflow                                    silicone-free flow modifiers for liquid and powder coatings

Multiflow                                   acrylic leveling agent

Resamin                                     plasticising resin for phenolics

Hypersal                                    additives for laminates, impregnation assistants

PC Defoamers                                acrylic based defoaming agents for hydrocarbon fuel and oil

Alresat SKE 150(R)                          limited rights under license from Akzo that permits Sierra to manufacture and sell resin for a non-printing ink application to Clariant.

Santosol                                    Dimethyl esters of adipic, glutanic and succinic acids

Stymer                                      Synthetic resins used in treatment of textiles [Note As of Aug, 2001 these products were no longer made.]

Santolink                                   Crosslinking resins for thermoset and free radical cure systems.




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                                OMITTED SCHEDULES

A list briefly identifying the contents of all omitted schedules to this Stock and Asset Purchase Agreement by and between UCB S.A. and Solutia Inc., dated as of December 2, 2002, appears in the Table of Contents to this agreement. Solutia will furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule.


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